AIMCO 3rd Quarter 2004

Denver, Colorado – November 4, 2004

Apartment Investment and Management Company

Announces Third Quarter 2004 Results

SUMMARY FINANCIAL RESULTS Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced third quarter 2004 results including:

Net income was $163.2 million, compared with $40.6 million in the third quarter 2003. The $122.6 million increase in net income is primarily a result of an increase in net gains on dispositions of real estate (net of impairment losses, income tax and minority interests) totaling $151.6 million, somewhat offset by $21.4 million lower operating income in the third quarter 2004 compared with the third quarter 2003. Earnings per share (EPS) was $1.48 on a diluted basis, compared with $0.15 in the third quarter 2003, based on net income attributable to common shareholders.

Funds from operations (diluted) (FFO; a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary)) was $73.8 million, or $0.78 per share, compared with $77.0 million, or $0.80 per share, in the third quarter 2003. These FFO results were calculated in accordance with the definition of FFO prescribed by the National Association of Real Estate Investment Trusts (NAREIT).

Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $62.2 million, or $0.66 per share, compared with $63.7 million, or $0.66 per share, in the third quarter 2003. AFFO includes deductions of $0.23 and $0.20 per share for capital replacement expenditures in the third quarter 2004 and third quarter 2003, respectively.

DILUTED PER SHARE RESULTS

	Third Quarter		Year to Date
	2004	2003	2004	2003
Earnings — EPS	$1.48	$0.15	$1.34	$0.51
Funds from operations — FFO	$0.78	$0.80	$2.07	$2.52
FFO before impairment and preferred redemption charges	$0.89	$0.86	$2.21	$2.69
Adjusted funds from operations — AFFO	$0.66	$0.66	$1.69	$2.01

Third quarter FFO per share of $0.78 includes ($0.11) for impairment and Topic-D-42 charges and a net benefit of $0.22 from transactional activity and storm related charges. Excluding the effect of these items, third quarter FFO would have been $64 million, or $0.67 per share, meeting Aimco’s guidance for the quarter, and AFFO would have been $45 million, or $0.45 per share, less than Aimco’s guidance. Details of these items are listed below:

•	$0.11 per share in charges related to the treatment of issuance costs associated with preferred share redemptions (commonly referred to as Topic D-42 charges) and impairment losses on real estate assets sold or held for sale. These charges are considered in the NAREIT definition of FFO but are excluded in Aimco’s guidance due to the unpredictable timing of transactions. This includes $0.02 per share for Topic D-42 charges associated with the redemptions and exchanges of the 9.0% Class N and 9.0% Class O preferred stocks and $0.09 per share for impairment charges associated with non-core properties held for sale. These charges are added back in the calculation of AFFO.

•	$0.32 per share gain from the sale of a vacant land parcel suitable for development associated with the Bay Club property in Aventura, Florida.

•	$0.03 per share in charges on other transactional activity including payment of a premium associated with the redemption of $50 million of the Class N preferred stock and write-off of deferred and prepayment costs related to retiring debt with proceeds from property sales and property refinancings.

•	$0.07 per share in charges incurred as a result of hurricanes and severe storms that affected Florida and surrounding areas.

FFO and AFFO PER SHARE RESULTS
FFO as reported (in accordance with NAREIT definition)	$0.78
Addback:
Redemption related preferred stock issuance costs (Topic D-42); (Classes N & O)	0.02
Impairment loss on real estate assets sold or held for sale (NAREIT definition)	0.09

FFO before impairment and Topic D-42 Charges	$0.89

Adjust for transactional net gains and storm-related charges
Land sale gain	(0.32)
Redemption premium on Class N	0.01
Debt charges (including prepayment penalties)	0.02
Hurricane/storm charges	0.07

FFO after transactional net gains and storm-related charges	$0.67

FFO before impairment and Topic D-42 Charges	$0.89
Less capital replacements	(0.23)

AFFO as reported	$0.66

Subtract:
Adjust for transactional net gains and storm- related charges, net of rounding	(0.21)

AFFO after transactional net gains and storm-related charges	$0.45

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: “In operations, our rental revenue continues to improve. In our same store portfolio, improvements were widespread with increases year-over-year in 23 of Aimco’s 40 reported markets and a narrowing of the decline in same store portfolio revenue to less than $2 million or 0.7%. Sequentially, there were increases in 37 of the 40 markets and a portfolio wide increase of almost 4% or $10 million. This is due, in part, to seasonality and better markets; it is also due, in part, to improving Aimco operations as the result of hard work by Jeff Adler and his team. While revenues are improving, we have work to do in controlling expenses which were inflated everywhere by the high number of move-ins and, in Florida and the Southeast, by hurricanes. In this latter regard, special thanks are due to our property teams for their hard work to keep our residents safe and to limit damages in the face of the record number of hurricanes and tropical storms.”

Mr. Considine continues: “Also during the third quarter, we undertook a number of transactions that advanced our portfolio management strategy. Under the direction of Harry Alcock, our chief investment officer, Aimco completed property dispositions totaling nearly $600 million including strategic sales of three core properties to condo converters for cap rates averaging 4.1%. Aimco reinvested a portion of sales proceeds by acquiring properties in desirable markets such as New York and Miami at higher expected returns.”

“Paul McAuliffe, our chief financial officer, used the balance of sales proceeds to reduce total debt by $376 million during the quarter. In addition, Paul replaced or exchanged $236 million in preferred stock reducing the annual preferred dividends by almost $2 million. On Tuesday of this week, Paul completed the restructure of our corporate line and term debt increasing capacity and reducing interest costs by 120 basis points.”

Business Components — Conventional Operations and Aimco Capital

CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At quarter end, this portfolio had 611 properties with 169,162 units in which Aimco had a weighted average 80% ownership. During the third quarter 2004, conventional real estate operations generated free cash flow (FCF; a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP on Supplemental Schedule 2) of $126.3 million. Conventional operations also generated property management income of $1.6 million, principally from unconsolidated partnerships.

“Same Store” Results

The “Same Store” portfolio is a sub-set of total conventional properties. In the third quarter 2004, the “Same Store” portfolio included 539 communities with 120,852 effective units based on Aimco’s weighted average ownership of 79.9% (see Supplemental Schedules 6a through 7). Third quarter 2004 revenue from the “Same Store” portfolio was $260.3 million compared with

$262.1 million in the third quarter 2003, a decline of $1.8 million or 0.7%. Comparing the third quarter 2004 with the third quarter 2003, the “Same Store” portfolio experienced flat occupancy at 92.9% and an $8 per unit decline in average rent from $722 to $714. Lower net rental income was somewhat offset by $2.0 million in lower bad debt. “Same Store” expenses of $117.4 million increased by $6.8 million, or 6.1%, compared with the third quarter 2003. Increased expenses were primarily related to efforts to increase occupancy and improve the properties’ physical appearance including expenditures related to unit turnover, marketing, personnel and repairs and maintenance. Expenses also increased due to $1.2 million of uninsured hurricane and storm related expenses. These increased expenses were partially offset by lower property taxes. “Same Store” portfolio net operating income was $142.9 million for the third

SAME STORE OPERATING RESULTS (1)

	Third Quarter			Sequential
	2004	2003	Variance	2nd Qtr	Variance
Same Store Operating Measures:
Average Physical Occupancy	92.9%	92.9%	—	87.9%	+500	bp
Average Rent/unit	$714	$722	-1.1%	$724		-1.4%
Total Same Store
Revenue	$260.3	$262.1	-0.7%	$250.5		3.9%
Expenses	(117.4)	(110.6)	6.1%	(109.5)		7.2%

NOI ($mm)	$142.9	$151.5	-5.6%	$141.0		1.3%

(1) Aimco reports occupancy as of the 25th of the month. Average occupancy for a quarter is the arithmetic average of the three month end occupancies. Average rent per unit is calculated based on average occupancy for the quarter. In the third quarter, the substantial increase in occupancy resulted in a distortion of average rent per unit because month end occupancy was higher than average daily occupancy. If average occupancy had been calculated on a daily average, third quarter occupancy would have been 90.7% and average rent per unit $731.

quarter 2004, down 5.6% from the third quarter 2003. Excluding the effect of the uninsured storm-related costs, “Same Store” net operating income would have been $144.1 million, down 4.9% from the third quarter 2003.

Comparing “Same Store” results on a sequential basis, total revenue increased $9.8 million in the third quarter 2004 compared with the second quarter 2004, driven primarily by a 5.0 percentage point increase in average occupancy from 87.9% to 92.9% partially offset by a $10 decrease in average rent per unit and increased bad debt associated with higher seasonal move-out activity. Expenses increased $7.9 million due primarily to higher resident turnover, marketing and personnel costs associated with increased occupancy, seasonal maintenance, and hurricane and storm related damage, somewhat offset by lower property taxes. Net operating income increased $1.9 million, or 1.3%, on a sequential basis. Excluding the effect of the uninsured storm-related costs, “Same Store” net operating income would have increased 2.2% on a sequential basis, meeting Aimco’s “Same Store” guidance.

AIMCO CAPITAL — Aimco Capital oversees affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector. Aimco is among the largest owners and operators of affordable properties in the United States. During the third quarter 2004, affordable property operations included 453 properties with 55,212 units.

Aimco has a weighted average 39% ownership in its affordable properties. Occupancy and rents in the affordable sector were stable and averaged 94% and $637, respectively, in the third quarter 2004, consistent with the first half of 2004. Aimco Capital generated net operating income of $23.0 million from property operations. Aimco Capital also generated property management income of $4.7 million and contributed activity and asset management income of $3.6 million.

Portfolio Management and Redevelopment Activity

ACQUISITIONS — Aimco made four acquisitions during the third quarter 2004 for a total purchase price of $128 million. The properties include: Bay Parc Plaza, a 471-unit high-rise built in 2000, located in Miami, Florida purchased for $64 million; two properties located in Manhattan, including a 200-unit high-rise located on West 73rd Street and a 20-unit property located on East 89th Street, purchased for $51 million and $3.4 million, respectively; and Talbot Woods, a 121-unit garden community located in Middleboro, Massachusetts purchased for $10 million. During the third quarter Aimco also purchased for an aggregate of $5.5 million additional limited partnership interests in 71 partnerships that own 134 properties.

DISPOSITIONS — Strategic sales: Aimco completed three strategic property sales for gross proceeds of $473 million (Aimco share $414 million) at an average 4.1% cap rate and $207,000 per unit. Aimco’s share of net proceeds from strategic property sales after payment of property debt and transaction costs was $239 million. “Strategic sales” include sales of properties suitable for conversion to condominiums, allowing Aimco to take advantage of current market conditions and obtain favorable pricing. These sales included: Warner Center, a 1,279-unit garden community located in Woodland Hills, California; Bay Club, a 702-unit high-rise located in Aventura, Florida; and River Reach a 298-unit garden community located in Jacksonville, Florida.

Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties as “Non-Core” (defined in the Glossary) and seeks to hold them over the intermediate term.

In addition to strategic sales dicussed above, Aimco sold five non-core conventional properties and 14 affordable properties with 1,023 and 1,847 units, respectively, in the third quarter 2004 for $109 million in gross proceeds (Aimco share $65 million). Aimco’s share of net proceeds after payment of property debt and transaction costs was $37 million. See Supplemental Schedule 8 for additional information on disposition activity.

GAIN ON DISPOSITIONS — Aimco’s property dispositions resulted in total gains on dispositions of real estate (including gains from sales of unconsolidated entities, land sale gains and discontinued operations), net of related taxes, of $201.2 million for the third quarter 2004, compared with a gain of $23.6 million for the third quarter 2003.

REDEVELOPMENT ACTIVITY — At quarter end, Aimco’s Redevelopment and Construction Services groups had 37 projects at various stages of redevelopment, including 26 conventional projects and 11 affordable projects. Further information on redevelopment projects is provided in Supplemental Schedule 10.

Additional Financial Information

PROPERTY MANAGEMENT INCOME — Income from property management is generated from management of properties in which Aimco has unconsolidated interests. Property management income was $6.3 million in the third quarter 2004 compared with $7.7 million in the third quarter 2003. Property management income declined primarily due to sales of unconsolidated properties that generated management income.

ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactional activities including dispositions, refinancings, tax credit syndications and redevelopment, and are earned primarily by Aimco Capital. Asset management income is earned by Aimco Capital from the financial management of properties, rather than management of day-to-day operations. Activity fee and asset management income from both conventional and Aimco Capital operations was $3.7 million in the third quarter 2004 compared with $1.3 million in the third quarter 2003. The amount of this income may vary each quarter depending upon the nature and timing of transactional activity.

INTEREST INCOME — Interest income (which includes transactional accretion income of $2.5 million) was $10.2 million for the third quarter, an increase of $5.2 million compared with the third quarter 2003. The increase is primarily due to the accretion and a higher notes receivable balance in the third quarter 2004 compared with the third quarter 2003. Interest income is generated from notes receivable totaling $206.5 million at September 30, 2004.

DEBT ACTIVITY — During the third quarter 2004, Aimco closed 13 mortgage loans, including 12 refinancings of existing mortgage debt and one new mortgage on an acquired property. Total proceeds were $381.4 million at a weighted average interest rate of 4.49%. After repayment of existing debt, transaction costs, distributions to limited partners and funding new debt on the acquisition totaling $294.6 million, Aimco’s share of net proceeds was $86.8 million.

During the third quarter 2004 Aimco reduced its variable rate corporate debt by $210.2 million from $628.6 million to $418.4 million including a payoff of the $93 million term loan associated with the Casden merger and a $117.2 million pay down of the revolving credit facility.

CORPORATE DEBT MODIFICATION — On November 4, 2004 Aimco modified its term loan and revolving credit facility. The modification provides a lower interest rate spread, extended maturity dates, and more operating and financial flexibility. The interest rate spread on the new term loan and revolving credit facility is reduced on average to 190 basis points over LIBOR compared with the old term loan and revolving credit facility at 310 basis points over LIBOR. Assuming an average outstanding balance of $300 million on the term loan and $200 million on the revolving credit facility, the modification will result in annualized interest savings of $6.0 million. Capacity on the new revolving credit facility is $450 million compared with $445 million on the old facility and the new term loan was increased to $300 million from $250 million. Improved terms include 95% payout on the common dividend as a percent of FFO, compared with 90% provided for in the previous term loan and revolving credit facility, and the ability to apply up to 80% of net asset sale proceeds to repurchase common stock. Completion of the corporate debt modification will result in a fourth quarter 2004 charge of $1.1 million for unamortized financing costs.

Total consolidated property debt decreased by $201 million during the quarter primarily as a result of property sales. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.

INTEREST EXPENSE — Consolidated interest expense was $95.9 million for the third quarter 2004, an increase of $9.9 million from $86.0 million in the third quarter 2003. The increase in interest expense is primarily the result of: (i) $4.7 million due to increased property debt balances, partially offset by a lower weighted average rate on property debt (ii) $3.2 million related to higher average corporate debt balances; and (iii) $1.9 million in lower capitalized interest.

PREFERRED STOCK ACTIVITY — As previously announced, during the third quarter Aimco completed the public offering of 3.45 million shares of newly issued 8.0% Class V Cumulative Preferred Stock for gross proceeds of $86.25 million. Proceeds from this offering were used to: (i) redeem 2 million shares of 9.0% Class N Convertible Cumulative Preferred Stock (“Class N”) with a liquidation preference of $50 million; (ii) redeem 1.45 million shares of 8.75% Class D Cumulative Preferred Stock with a liquidation preference of $36.25 million. This Class N redemption was made on September 30, 2004 and the Class D redemption will be made November 5, 2004. There will be a $1.3 million Topic D-42 charge in the fourth quarter 2004 associated with the Class D partial redemption.

In addition, Aimco completed the exchange of 2 million shares of Aimco’s 9.0% Class N with a $50 million liquidation preference for an equal amount of newly issued 8.5% Class X Cumulative Convertible Preferred Stock (“Class X”). The Class X is redeemable on or after March 31, 2006 at its liquidation preference. Aimco also completed the exchange of 1.9 million shares of Aimco’s 9.0% Class O Cumulative Convertible Preferred Stock with a $100 million liquidation preference for an equal amount of newly issued 8.1% Class W Cumulative Convertible Preferred Stock (“Class W”). The Class W is redeemable on or after September 30, 2007 at 102% of liquidation preference. In combination, this preferred stock activity is expected to generate savings on preferred dividends of $1.9 million on an annualized basis.

G&A — General and administrative expenses for the third quarter 2004 of $18.8 million were up compared with $10.9 million in the third quarter 2003, $17.6 million in the second quarter 2004 and $18.3 million in the first quarter 2004. The year-over-year increase is primarily due to: $6.3 million of higher compensation related to increased staffing levels, merit increases and variable compensation; $3.2 million related to increased health insurance costs and the effect of a favorable change in our claims incurred in the third quarter of 2003; somewhat offset by $1.9 million lower consulting, legal and compliance costs.

OTHER INCOME (EXPENSE), NET — Other income (expense), net was $0.2 million for the third quarter 2004 compared with $2.3 million in the third quarter 2003. This line item primarily includes income tax provisions/benefits, partnership expenses and risk management activities related to unconsolidated partnerships. The $2.1 million net change in the third quarter 2004 compared with the third quarter 2003 is primarily due to a lower income tax benefit and the effect of costs related to hurricane and storm damage at unconsolidated properties.

Outlook

For the fourth quarter 2004, FFO is forecast to range from $0.68 to $0.72 per share, and AFFO is forecast to range from $0.54 to $0.58 per share. The fourth quarter FFO forecast includes $0.01 per share charge for Topic D-42 preferred stock issuance costs for the Class D redemption and $0.01 per share for the write off of deferred debt costs associated with Aimco’s corporate debt modification. Before these charges, the FFO forecast would be $0.70 to $0.74 per share. For the full year 2004, FFO is forecast to range from $2.75 to $2.79 per share and AFFO is forecast to range from $2.23 to $2.27 per share. Please refer to the Outlook Schedule for more detail on the fourth quarter and full year 2004, which follows the Consolidated Financial Statements in this release.

Dividends on Common Stock

As announced on October 29, 2004, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended September 30, 2004, payable on November 30, 2004 to stockholders of record on November 19, 2004. The dividend represents 91% of AFFO (diluted) and 77% of FFO (diluted), on a per share basis, for the quarter ended September 30, 2004 and a 6.6% annualized yield based on the $36.52 closing price of Aimco’s Class A Common Stock on October 28, 2004.

Earnings Conference Call

Please join Aimco management for the Third Quarter 2004 earnings conference call to be held Thursday, November 4, 2004 at 3:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at www.aimco.com/about/financial/3Q2004.asp, then click on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-218-0713, or 303-262-2075 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Third Quarter 2004 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 11008844#.

Supplemental Information

The Supplemental Information referenced in this release is available at Aimco’s Website at the link www.aimco.com/about/financial/3Q2004.asp or by calling Investor Relations at 303-691-4350.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results. These forward-looking statements are based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “Same Store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financial risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination or properties presently owned or previously owned by Aimco. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 21 regional operating centers. Aimco, through its subsidiaries, operates nearly 1,550 properties, including approximately 272,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUES:
Rental and other property revenues	$359,416	$340,408	$1,037,381	$1,003,509
Property management revenues, primarily from affiliates	8,713	9,652	26,032	28,498
Activity fees and asset management revenues, primarily from affiliates	5,985	3,285	24,381	12,184

Total revenues	374,114	353,345	1,087,794	1,044,191

EXPENSES:
Property operating expenses	176,090	153,365	492,080	440,030
Property management expenses	2,406	1,961	6,737	6,003
Activity and asset management expenses	2,272	2,003	9,299	5,810
Depreciation and amortization	90,298	81,508	265,981	245,305
General and administrative expenses	18,765	10,926	54,612	27,802
Other income, net	(215)	(2,265)	(1,093)	(9,160)

Total expenses	289,616	247,498	827,616	715,790

Operating income	84,498	105,847	260,178	328,401
Interest income	10,221	5,048	25,196	18,160
Provision for losses on notes receivable	(672)	23	(1,773)	(1,465)
Interest expense	(95,930)	(86,029)	(276,452)	(254,893)
Deficit distributions to minority partners	(7,824)	(11,827)	(14,907)	(20,928)
Equity in losses of unconsolidated real estate partnerships	(1,197)	(1,767)	(3,669)	(6,581)
Impairment loss on investment in unconsolidated real estate partnerships	(583)	—	(2,316)	—
Gain on dispositions of real estate related to unconsolidated entities and other	39,138	1,449	41,218	2,209

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	27,651	12,744	27,475	64,903
Minority interests:
Minority interest in consolidated real estate partnerships	1,575	(1,198)	6,911	(3,242)
Minority interest in Aimco Operating Partnership, preferred [a]	(1,968)	(2,102)	(5,908)	(7,327)
Minority interest in Aimco Operating Partnership, common [a]	(257)	2,091	4,498	2,192

Total minority interests	(650)	(1,209)	5,501	(8,377)

Income from continuing operations	27,001	11,535	32,976	56,526
Income from discontinued operations, net [b]	136,207	29,100	162,203	65,162

Income before cumulative effect of change in accounting principle	163,208	40,635	195,179	121,688
Cumulative effect of change in accounting principle	—	—	(3,957)	—

Net income	163,208	40,635	191,222	121,688
Net income attributable to preferred stockholders	24,667	26,930	66,307	74,032

Net income attributable to common stockholders	$138,541	$13,705	$124,915	$47,656

Weighted average number of common shares outstanding	93,247	92,839	93,041	92,759

Weighted average number of common shares and common share equivalents outstanding	93,394	92,839	93,041	92,759

Earnings (loss) per common share — basic:
Income (loss) from continuing operations (net of preferred dividends)	$0.03	$(0.16)	$(0.36)	$(0.19)
Income from discontinued operations	1.46	0.31	1.74	0.70
Cumulative effect of change in accounting principle	—	—	(0.04)	—

Net income attributable to common stockholders	$1.49	$0.15	$1.34	$0.51

Earnings (loss) per common share — diluted:
Income (loss) from continuing operations (net of preferred dividends)	$0.02	$(0.16)	$(0.36)	$(0.19)
Income from discontinued operations	1.46	0.31	1.74	0.70
Cumulative effect of change in accounting principle	—	—	(0.04)	—

Net income attributable to common stockholders	$1.48	$0.15	$1.34	$0.51

[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	30-Sep-04	30-Sep-03	30-Sep-04	30-Sep-03
Income from operations	$314	$7,678	$5,802	$15,605
Gain on dispositions of real estate, net of minority partners’ interest	174,497	22,921	196,066	67,459
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	(9,451)	(619)	(9,942)	(8,560)
(Deficit distributions) recovery of deficit distributions to minority partners	(5)	3,579	3,308	4,079
Income tax arising from disposals	(12,446)	(806)	(13,235)	(5,112)
Minority interest in Aimco Operating Partnership	(16,702)	(3,653)	(19,796)	(8,309)

Income from discontinued operations	$136,207	$29,100	$162,203	$65,162

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2004	December 31, 2003
ASSETS
Buildings and improvements	$8,423,560	$7,899,164
Land	2,162,735	1,960,984
Accumulated depreciation	(1,934,939)	(1,704,737)

TOTAL REAL ESTATE	8,651,356	8,155,411
Cash and cash equivalents	122,570	114,432
Restricted cash	269,223	239,662
Accounts receivable	56,327	66,868
Accounts receivable from affiliates	54,451	56,874
Deferred financing costs	67,139	69,360
Notes receivable from unconsolidated real estate partnerships	155,206	139,930
Notes receivable from non-affiliates	51,318	68,771
Investment in unconsolidated real estate partnerships	183,276	236,144
Other assets	309,568	265,953
Assets held for sale	264,541	684,971

TOTAL ASSETS	$10,184,975	$10,098,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,092,607	$1,064,250
Secured notes payable	4,477,074	4,126,080
Mandatorily redeemable preferred securities	15,019	113,619
Term loans	250,000	354,387
Credit facility	168,400	81,000

TOTAL INDEBTEDNESS	6,003,100	5,739,336
Accounts payable	46,369	35,004
Accrued liabilities and other	375,081	364,025
Deferred income	25,289	25,589
Security deposits	37,879	38,169
Deferred income taxes payable, net	29,613	26,065
Liabilities related to assets held for sale	209,023	511,164

TOTAL LIABILITIES	6,726,354	6,739,352

Minority interest in consolidated real estate partnerships	221,896	194,462
Minority interest in Aimco Operating Partnership	278,184	303,905
STOCKHOLDERS’ EQUITY
Class A Common Stock	948	939
Additional paid-in capital	3,068,069	3,053,312
Perpetual preferred stock	841,500	555,250
Convertible preferred stock	150,000	299,992
Distributions in excess of earnings	(1,043,052)	(998,018)
Unvested restricted stock	(19,336)	(10,772)
Notes due on common stock purchases	(39,588)	(40,046)

TOTAL STOCKHOLDERS’ EQUITY	2,958,541	2,860,657

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,184,975	$10,098,376

GAAP Statements of Cash Flows

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$191,222	$121,688
Depreciation and amortization	265,981	245,305
Adjustments to net income from discontinued operations	(155,532)	(20,008)
Other adjustments to reconcile net income	(10,816)	32,671
Changes in operating assets and liabilities	11,783	24,399

Net cash provided by operating activities	302,638	404,055

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(223,495)	(117,907)
Capital expenditures	(191,379)	(187,755)
Proceeds from dispositions of real estate	628,073	479,220
Purchases of general and limited partnership interests and other assets	(67,437)	(36,676)
Originations of notes receivable from unconsolidated real estate partnerships	(64,491)	(47,833)
Distributions received from investments in unconsolidated real estate partnerships	44,973	51,106
Other investing activities	22,627	16,538

Net cash provided by investing activities	148,871	156,693

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	407,620	351,964
Principal repayments on secured notes payable	(465,555)	(553,020)
Proceeds from tax-exempt bond financing	69,471	14,505
Principal repayments on tax-exempt bond financing	(169,945)	(62,774)
Net borrowings (paydowns) on term loans and revolving credit facility	(16,987)	108,376
Proceeds from issuance (redemption) of mandatorily redeemable preferred securities	(98,875)	97,250
Proceeds from issuance of preferred stock	276,750	144,808
Redemption of preferred stock	(149,926)	(239,770)
Payment of Class A Common Stock dividends	(169,179)	(228,933)
Payment of preferred stock dividends	(64,978)	(68,509)
Contributions from minority interest	27,697	—
Payment of distributions to minority interest	(71,315)	(87,161)
Other financing activities	(18,149)	(6,954)

Net cash used in financing activities	(443,371)	(530,218)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,138	30,530
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	114,432	99,550

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$122,570	$130,080

Outlook and Forward Looking Statement
Fourth Quarter and Full Year 2004
(unaudited)

The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected fourth quarter and full year 2004 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “same store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Fourth Quarter 2004	Full Year 2004
GAAP Earnings per share (1)	-$0.16 to -$0.12	$1.19 to $1.23
Add: Depreciation and other	$0.84	$1.56
FFO per share (2)	$0.68 to $0.72	$2.75 to $2.79
FFO per share before adjustments (2)	$0.70 to $0.74	$2.69 to $2.73
AFFO per share	$0.54 to $0.58	$2.23 to $2.27
2004 Same Store Operating Assumptions
Expected physical occupancy (weighted average)	91.5% to 92.0%	90.3% to 90.4%
NOI change — sequential and 2004 vs. 2003	3.5% to 5.0%	-5.0% to -5.3%
Gross dispositions (3)		$1.05B to $1.15B	(Aimco Share $800MM - $900MM)
Gross acquisitions (4)		$440MM to $560MM	(Aimco Share $440MM - $560MM)

(1) Aimco’s fourth quarter earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(2) The fourth quarter FFO per share guidance includes Topic D-42 preferred stock redemption charges of $1.3 million for the Preferred Class D redemption and the write off of $1.1 million in deferred debt costs associated with Aimco’s corporate debt modification. The fourth quarter FFO per share before adjustments does not include the Topic D-42 charges and the deferred debt costs write off. The full year FFO per share before adjustments is before impairments, Topic D-42 preferred stock redemption charges, net gains from transactional activity and storm-related charges.

(3) Aimco has sold or is currently marketing for sale approximately 40 conventional properties (approximately 8,500 units) and 200 affordable properties (approximately 21,000 units). These properties consist of both consolidated and unconsolidated properties, some of which are not accounted for as assets held for sale and treated as a discontinued operation as they do not meet the required criteria as set forth in SFAS 144. Aimco anticipates gross sales proceeds of approximately $1.05 to $1.15 billion for 2004 (Aimco share $800 to $900 million). Aimco expects that its share of cash from these dispositions, net of limited partner interests and after repayment of mortgage debt, will be approximately $446 to $496 million.

(4) Acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions, and common stock repurchases.

AIMCO 3rd Quarter 2004

Financial Statements and Supplemental Information

TABLE OF CONTENTS

Glossary

Schedule 1 – Funds From Operations and Adjusted Funds From Operations

Schedule 2a – Business Component Proportionate Income Statement Presentation, Q3

Schedule 2b – Business Component Proportionate Income Statement, Year-to-date

Schedule 3 – Business Component Proportionate Balance Sheet Presentation

Schedule 4 – Share Data

Schedule 5 – Selected Debt Information

Schedule 6a – Same Store Sales (Q3 2004 v. Q3 2003)

Schedule 6b – Same Store Sales (Q3 2004 v. Q2 2004)

Schedule 6c – Same Store Sales (Year-to-date 2004 v. 2003)

Schedule 7 – Selected Portfolio Performance Data

Schedule 8 – Property Sales Activity

Schedule 9 – Capital Expenditures

Schedule 10 – Summary of 2004 Redevelopment Activity

Schedule 11 – Apartment Unit Summary

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. From the second quarter 2002 through the fourth quarter 2003, the calculation of AFFO also deducted Capital Enhancements (CE) expenditures. CE was Aimco’s categorization of expenditures made to improve Aimco’s assets by adding a new feature or revenue source; however, as part of changes effective as of the first quarter 2004, these expenditures are included within the capital improvements category. Capital improvement expenditures are not deducted in the calculation of AFFO and FCF.

Please see Supplemental Schedule I for AFFO data reconciled to net income as determined in accordance with GAAP.

CAPITAL IMPROVEMENTS (CI): As of the first quarter 2004, CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending.

CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.

CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets.

CR expenditures are deducted in the calculation of AFFO and FCF. Effective January 1, 2004 Aimco refined its methodology in calculating CR. Please refer to Schedule 9 for further detail.

CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.

EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.

FREE CASH FLOW (FCF): FCF, as defined by Aimco, is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.

Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, cumulative effect of change in accounting principle, gains on dispositions of depreciable real estate related to unconsolidated entities and other, gains on dispositions of real estate from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. Aimco calculates FFO based on the NAREIT definition, as further adjusted for amortization of management contracts and deficit distributions to minority partners. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock, adding back dividends/distributions on dilutive preferred securities and adding back the interest expense on dilutive mandatorily redeemable convertible preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.

Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.

NET RENTAL INCOME (NRI): NRI is an operating measure calculated as the product of the number of rental units in Aimco’s “Same Store” portfolio multiplied by average occupancy multiplied by average effective rent per unit. NRI does not reflect income from all sources and does not reflect operating expenses. Therefore, NRI is not a measure of net operating income or earnings.

NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.

OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.

PARTNERSHIP EXPENSES: Expenses incurred at the partnership level, either directly or indirectly, for services such as audit, tax and legal.

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.

SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership.

Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

UNCONSOLIDATED BALANCE SHEET ITEMS: Unconsolidated balance sheet items such as Aimco’s share of unconsolidated cash, unconsolidated restricted cash, unconsolidated accounts receivable, unconsolidated current liabilities and unconsolidated debt are components of Balance Sheet line items on the GAAP financial statements that are useful in understanding Aimco’s proportionate share of assets and liabilities, prior to consolidation in the GAAP financial statements.

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations [a]
(in thousands, except per share data)
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
Net income attributable to common stockholders	$138,541	$13,705	$124,915	$47,656
Adjustments:
Depreciation and amortization	90,298	81,508	265,981	245,305
Depreciation and amortization related to non-real estate assets	(4,271)	(4,882)	(13,481)	(15,639)
Depreciation of rental property related to minority partners’ interest	(10,017)	(6,751)	(32,132)	(21,206)
Depreciation of rental property related to unconsolidated entities	5,472	6,289	17,116	19,331
Gain on dispositions of real estate related to unconsolidated entities and other	(39,138)	(1,449)	(41,218)	(2,209)
Gain on dispositions of land	34,580	—	35,455	—
Deficit distributions to minority partners	7,824	11,827	14,907	20,928
Cumulative effect of change in accounting principle	—	—	3,957	—
Discontinued operations:				—
Gain on dispositions of real estate, net of minority partners’ interest	(174,497)	(22,921)	(196,066)	(67,459)
Depreciation of rental property, net of minority partners’ interest	3,339	7,903	12,075	29,702
Deficit distributions (recovery of deficit distributions) to minority partners	5	(3,579)	(3,308)	(4,079)
Income tax arising from disposals	12,446	806	13,235	5,112
Minority interest in Aimco Operating Partnership’s share of above adjustments	8,104	(7,753)	(8,235)	(23,881)
Preferred stock dividends	22,569	21,440	64,121	66,387
Redemption related preferred stock issuance costs	2,098	5,490	2,186	7,645

Funds From Operations	97,353	101,633	259,508	307,593
Preferred stock dividends	(22,569)	(21,440)	(64,121)	(66,387)
Redemption related preferred stock issuance costs	(2,098)	(5,490)	(2,186)	(7,645)
Dividends/distributions on dilutive preferred securities	1,069	2,097	2,757	10,253
Interest expense on dilutive mandatorily redeemable convertible preferred securities	—	247	—	741

Funds From Operations Attributable to Common Stockholders — Diluted	$73,755	$77,047	$195,958	$244,555
Capital Replacements	(23,948)	(20,957)	(54,417)	(67,929)
Capital Enhancements [b]	—	(213)	—	(2,377)
Impairment loss on investment in unconsolidated real estate partnerships	583	—	2,316	—
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	9,451	619	9,942	8,560
Redemption related preferred stock issuance costs	2,098	5,490	2,186	7,645
Minority interest in Aimco Operating Partnership’s share of above adjustments	1,244	1,691	4,301	6,155
Dividends/distributions on non-dilutive preferred securities	(1,016)	—	(2,621)	(4,066)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$62,167	$63,677	$157,665	$192,543

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,394	93,049	93,110	92,889
Dilutive preferred securities	1,590	2,995	1,450	4,273

	94,984	96,044	94,560	97,162

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,394	93,049	93,110	92,889
Dilutive preferred securities	114	2,995	97	2,879

	93,508	96,044	93,207	95,768

Per Share:
Funds From Operations — Diluted	$0.78	$0.80	$2.07	$2.52
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs) [c] [d]	$0.89	$0.86	$2.21	$2.69
Adjusted Funds From Operations — Diluted	$0.66	$0.66	$1.69	$2.01
Dividends Declared	$0.60	$0.60	$1.80	$2.24

[a] Effective with the fourth quarter 2003 and for all periods presented, Aimco has adjusted its presentation of Funds From Operations (FFO) to conform to the NAREIT definition to deduct the Aimco Operating Partnership’s share of all adjustments and remove the common partnership units in the Aimco Operating Partnership, which had previously been assumed to have been redeemed in exchange for Aimco’s Class A Common Stock.

[b] Effective January 1, 2004 and on a prospective basis, Capital Enhancements are now included as part of Capital Improvements (See Supplemental Schedule 9 for further details).

[c] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three and nine months ended September 30, 2004 includes impairment losses of $10.0 million and $12.3 million, respectively. FFO for the three and nine months ended September 30, 2003 includes impairment losses of $0.6 million and $8.6 million, respectively.

[d] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco now includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three and nine months ended September 30, 2004 includes issuance costs of $2.1 million and $2.2 million, respectively. FFO for the three and nine months ended September 30, 2003 includes issuance costs of $5.5 million and $7.6 million, respectively.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
For the Three Months Ended September 30, 2004
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional (1)	Capital (1)	Corporate	Statement
Revenue:
Rental and other property revenues: (1)
Same store properties (2)	$295,905	$9,199	$(44,782)	$260,322	$260,322	$—	$—	$260,322
Acquisition properties	8,076	441	—	8,517	8,517	—	—	8,517
Redevelopment properties	13,620	376	(2,801)	11,195	11,195	—	—	11,195
Disposition properties	—	39	—	39	39	—	—	39
Other properties	7,419	792	(980)	7,231	7,231	—	—	7,231
Affordable properties	34,396	15,197	(5,348)	44,245	—	44,245	—	44,245

Total rental and other property revenues	359,416	26,044	(53,911)	331,549	287,304	44,245	—	331,549
Property management revenues, primarily from affiliates	8,713	—	—	8,713	2,442	6,271		8,713
Activity fees and asset management revenues, primarily from affiliates	5,985	—	—	5,985	73	5,912	—	5,985

Total revenues	374,114	26,044	(53,911)	346,247	289,819	56,428	—	346,247

Expense:
Property operating expenses: (1)
Same store properties (2)	134,756	4,017	(21,687)	117,086	117,086	—	—	117,086
Acquisition properties	3,837	362	—	4,199	4,199	—	—	4,199
Redevelopment properties	6,193	202	(1,270)	5,125	5,125	—	—	5,125
Disposition properties	—	98	—	98	98	—	—	98
Other properties	4,955	660	(549)	5,066	5,066	—	—	5,066
Affordable properties	16,266	6,737	(2,683)	20,320	—	20,320	—	20,320
Casualties	4,118	47	(306)	3,859	3,994	(135)	—	3,859
Property management expenses (consolidated properties)	5,965	1,433	(2,459)	4,939	3,907	1,032	—	4,939

Total property operating expenses	176,090	13,556	(28,954)	160,692	139,475	21,217	—	160,692
Property management expenses (unconsolidated and third party properties)	2,406	—	—	2,406	807	1,599	—	2,406
Activity and asset management expenses	2,272	—	—	2,272	—	2,272	—	2,272
Depreciation and amortization	90,298	5,472	(10,017)	85,753	74,325	11,428	—	85,753
General and administrative expenses	18,765	—	—	18,765	11,822	6,943	—	18,765
Other (income) expenses, net	(215)	978	(2,102)	(1,339)	395	(1,734)	—	(1,339)

Total expenses	289,616	20,006	(41,073)	268,549	226,824	41,725	—	268,549

Operating income	84,498	6,038	(12,838)	77,698	62,995	14,703	—	77,698
Interest income:
General partner loan interest	6,194	—	—	6,194	5,419	775	—	6,194
Money market and interest bearing accounts	1,492	354	(73)	1,773	665	1,108	—	1,773
Accretion on discounted notes receivable	2,535	—	—	2,535	1,560	975	—	2,535

Total interest income	10,221	354	(73)	10,502	7,644	2,858	—	10,502
Provision for losses on notes receivable	(672)	—	—	(672)	(36)	(636)	—	(672)
Interest expense:
Property debt (primarily non-recourse)	(86,884)	(7,643)	14,686	(79,841)	(70,052)	(9,789)	—	(79,841)
Lines of credit	(10,863)	—	—	(10,863)	—	—	(10,863)	(10,863)
Interest expense on mandatorily redeemable convertible preferred securities	(244)	—	—	(244)	—	—	(244)	(244)
Capitalized interest	2,061	54	(200)	1,915	1,601	314	—	1,915

Total interest expense	(95,930)	(7,589)	14,486	(89,033)	(68,451)	(9,475)	(11,107)	(89,033)
Deficit distributions to minority partners	(7,824)	—	—	(7,824)	(7,763)	(61)	—	(7,824)
Equity in losses of unconsolidated real estate partnerships	(1,197)	1,197	—	—	—	—	—	—
Impairment loss on investment in unconsolidated real estate partnerships	(583)	—	—	(583)	—	(583)	—	(583)
Gain on dispositions of real estate related to unconsolidated entities and other	39,138	—	—	39,138	34,765	4,373	—	39,138

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	27,651	—	1,575	29,226	29,154	11,179	(11,107)	29,226
Minority interests:
Minority interest in consolidated real estate partnerships	1,575	—	(1,575)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	(2,225)	—	—	(2,225)	—	—	(2,225)	(2,225)

Total minority interests	(650)	—	(1,575)	(2,225)	—	—	(2,225)	(2,225)

Income from continuing operations	27,001	—	—	27,001	29,154	11,179	(13,332)	27,001
Income from discontinued operations, net	136,207	—	—	136,207	153,460	(551)	(16,702)	136,207

Net income	$163,208	$—	$—	$163,208	$182,614	$10,628	$(30,034)	$163,208

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
For the Three Months Ended September 30, 2004
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional (1)	Capital (1)	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	163,208	182,614	10,628	(30,034)	163,208
Proportionate share of depreciation and amortization	85,753	74,325	11,428	—	85,753
Depreciation and amortization related to non-real estate assets	(4,271)	(4,271)	—	—	(4,271)
Deficit distributions to minority partners	7,824	7,763	61	—	7,824
Gain on dispositions of real estate related to unconsolidated entities and other	(39,138)	(34,765)	(4,373)	—	(39,138)
Gain on disposition of land	34,580	34,580	—	—	34,580
Discontinued operations	(158,707)	(158,178)	(529)	—	(158,707)
Minority interest in Aimco Operating Partnership’s share of adjustments	8,104	—	—	8,104	8,104
Preferred stock dividends	(22,569)	—	—	(22,569)	(22,569)
Redemption related preferred stock issuance costs	(2,098)	—	—	(2,098)	(2,098)
Dividends/distributions on dilutive preferred securities	1,069	—	—	1,069	1,069

FFO Attributable to Common Stockholders — Diluted	73,755	102,068	17,215	(45,528)	73,755

Capital Replacements	(23,948)	(21,522)	(2,426)	—	(23,948)
Impairment loss on investment in unconsolidated real estate partnerships	583	—	583	—	583
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	9,451	8,451	1,000	—	9,451
Redemption related preferred stock issuance costs	2,098	—	—	2,098	2,098
Minority interest in Aimco Operating Partnership’s share of adjustments	1,244	—	—	1,244	1,244
Dividends/distributions on non-dilutive preferred securities	(1,016)	—	—	(1,016)	(1,016)

AFFO Attributable to Common Stockholders — Diluted	62,167	88,997	16,372	(43,202)	62,167

Interest expense	89,033	68,451	9,475	11,107	89,033
Discontinued operations	13,049	(3,733)	80	16,702	13,049
Gain on disposition of land	(34,580)	(34,580)	—	—	(34,580)
Preferred stock dividends and distributions	22,569	—	—	22,569	22,569
Depreciation and amortization related to non-real estate assets	4,271	4,271	—	—	4,271
Dividends/distributions on non-dilutive preferred securities	(53)	—	—	(53)	(53)
Minority interest in Aimco Operating Partnership	2,225	—	—	2,225	2,225
Minority interest in Aimco Operating Partnership’s share of adjustments	(9,348)	—	—	(9,348)	(9,348)

FCF	$149,333	$123,406	$25,927	$—	$149,333

FCF Breakdown:
Real estate	146,909
Property management	6,307
Activity and asset management	3,713
Interest income	10,502
Provision for losses on notes receivable	(672)
General and administrative expenses	(18,765)
Other income, net	1,339

Total FCF	$149,333

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Three Months Ended September 30, 2004
	FFO	AFFO	FCF
Net income	$163,208	$163,208	$163,208
Total interest expense after minority partners’ share	—	—	89,033
Dividends on preferred stock	(22,569)	(22,569)	—
Redemption related preferred stock issuance costs	(2,098)	—	—
Proportionate share of depreciation and amortization	85,753	85,753	85,753
Depreciation and amortization related to non-real estate assets	(4,271)	(4,271)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(39,138)	(39,138)	(39,138)
Gain on disposition of land	34,580	34,580	—
Impairment loss on investment in unconsolidated real estate partnerships	—	583	583
Discontinued operations:
Income from discontinued operations, net	—	—	(136,207)
Depreciation of rental property, net of minority partners’ interest	3,339	3,339	—
Gain on dispositions of real estate, net of minority partners’ interest	(174,497)	(174,497)	—
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	—	9,451	—
Deficit distributions to minority partners	5	5	—
Income tax arising from disposals	12,446	12,446	—
Deficit distributions to minority partners	7,824	7,824	7,824
Capital Replacements	—	(23,948)	(23,948)
Dividends/distributions on dilutive preferred securities	1,069	53	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	8,104	9,348	—
Minority interest in Aimco Operating Partnership	—	—	2,225

Total	$73,755	$62,167	$149,333

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
For the Nine Months Ended September 30, 2004
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional (1)	Capital (1)	Corporate	Statement
Revenue:
Rental and other property revenues: (1)
Same store properties (2)	$844,663	28,804	$(129,213)	$744,254	$744,254	$—	$—	$744,254
Acquisition properties	20,409	1,328	(58)	21,679	21,679	—	—	21,679
Redevelopment properties	55,772	1,029	(9,346)	47,455	47,455	—	—	47,455
Disposition properties	—	1,141	—	1,141	1,141	—	—	1,141
Other properties	20,021	2,468	(3,592)	18,897	18,897	—	—	18,897
Affordable properties	96,516	46,016	(11,548)	130,984	—	130,984	—	130,984

Total rental and other property revenues	1,037,381	80,786	(153,757)	964,410	833,426	130,984	—	964,410
Property management revenues, primarily from affiliates	26,032	—	—	26,032	7,996	18,036	—	26,032
Activity fees and asset management revenues, primarily from affiliates	24,381	—	—	24,381	670	23,711	—	24,381

Total revenues	1,087,794	80,786	(153,757)	1,014,823	842,092	172,731	—	1,014,823

Expense:
Property operating expenses: (1)
Same store properties (2)	374,509	12,758	(60,703)	326,564	326,564	—	—	326,564
Acquisition properties	9,220	1,030	(44)	10,206	10,206	—	—	10,206
Redevelopment properties	26,827	582	(4,568)	22,841	22,841	—	—	22,841
Disposition properties	—	870	—	870	870	—	—	870
Other properties	13,877	2,602	(3,314)	13,165	13,165	—	—	13,165
Affordable properties	49,029	21,433	(6,069)	64,393	—	64,393	—	64,393
Casualties	2,567	86	6	2,659	2,897	(238)	—	2,659
Property management expenses (consolidated properties)	16,051	4,558	(7,125)	13,484	10,010	3,474	—	13,484

Total property operating expenses	492,080	43,919	(81,817)	454,182	386,553	67,629	—	454,182
Property management expenses (unconsolidated and third party properties)	6,737	—	—	6,737	2,258	4,479	—	6,737
Activity and asset management expenses	9,299	—	—	9,299	—	9,299	—	9,299
Depreciation and amortization	265,981	17,116	(32,132)	250,965	220,334	30,631	—	250,965
General and administrative expenses	54,612	—	—	54,612	33,641	20,971	—	54,612
Other (income) expenses, net	(1,093)	2,559	(5,270)	(3,804)	5,953	(9,757)	—	(3,804)

Total expenses	827,616	63,594	(119,219)	771,991	648,739	123,252	—	771,991

Operating income	260,178	17,192	(34,538)	242,832	193,353	49,479	—	242,832
Interest income:
General partner loan interest	16,363	—	—	16,363	13,760	2,603	—	16,363
Money market and interest bearing accounts	4,120	1,093	(147)	5,066	2,020	3,046	—	5,066
Accretion on discounted notes receivable	4,713	—	—	4,713	3,330	1,383	—	4,713

Total interest income	25,196	1,093	(147)	26,142	19,110	7,032	—	26,142
Recovery of (provision for) losses on notes receivable	(1,773)	—	—	(1,773)	77	(1,850)	—	(1,773)
Interest expense:
Property debt (primarily non-recourse)	(252,484)	(22,010)	42,034	(232,460)	(204,606)	(27,854)	—	(232,460)
Lines of credit	(26,430)	—	—	(26,430)	—	—	(26,430)	(26,430)
Interest expense on mandatorily redeemable preferred securities	(1,161)	—	—	(1,161)	—	—	(1,161)	(1,161)
Interest expense on mandatorily redeemable convertible preferred securities	(735)	—	—	(735)	—	—	(735)	(735)
Capitalized interest	4,358	56	(438)	3,976	3,156	820	—	3,976

Total interest expense	(276,452)	(21,954)	41,596	(256,810)	(201,450)	(27,034)	(28,326)	(256,810)
Deficit distributions to minority partners	(14,907)	—	—	(14,907)	(13,977)	(930)	—	(14,907)
Equity in losses of unconsolidated real estate partnerships	(3,669)	3,669	—	—	—	—	—	—
Impairment loss on investment in unconsolidated real estate partnerships	(2,316)	—	—	(2,316)	396	(2,712)	—	(2,316)
Gain on dispositions of real estate related to unconsolidated entities and other	41,218	—	—	41,218	33,160	8,058	—	41,218

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	27,475	—	6,911	34,386	30,669	32,043	(28,326)	34,386
Minority interests:
Minority interest in consolidated real estate partnerships	6,911	—	(6,911)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	(1,410)	—	—	(1,410)	—	—	(1,410)	(1,410)

Total minority interests	5,501	—	(6,911)	(1,410)	—	—	(1,410)	(1,410)

Income from continuing operations	32,976	—	—	32,976	30,669	32,043	(29,736)	32,976
Income from discontinued operations, net	162,203	—	—	162,203	179,049	2,950	(19,796)	162,203

Income before cumulative effect of change in accounting principle	195,179	—	—	195,179	209,718	34,993	(49,532)	195,179
Cumulative effect of change in accounting principle	(3,957)	—	—	(3,957)	(512)	(3,445)	—	(3,957)

Net income	$191,222	$—	$—	$191,222	$209,206	$31,548	$(49,532)	$191,222

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
For the Nine Months Ended September 30, 2004
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional (1)	Capital (1)	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	191,222	209,206	31,548	(49,532)	191,222
Proportionate share of depreciation and amortization	250,965	220,334	30,631	—	250,965
Depreciation and amortization related to non-real estate assets	(13,481)	(13,481)	—	—	(13,481)
Deficit distributions to minority partners	14,907	13,977	930	—	14,907
Gain on dispositions of real estate related to unconsolidated entities and other	(41,218)	(33,160)	(8,058)	—	(41,218)
Gain on dispositions of land	35,455	35,455	—	—	35,455
Cumulative effect of change in accounting principle	3,957	512	3,445	—	3,957
Discontinued operations	(174,064)	(170,822)	(3,242)	—	(174,064)
Minority interest in Aimco Operating Partnership’s share of adjustments	(8,235)	—	—	(8,235)	(8,235)
Preferred stock dividends and distributions	(64,121)	—	—	(64,121)	(64,121)
Redemption related preferred stock issuance costs	(2,186)	—	—	(2,186)	(2,186)
Dividends/distributions on dilutive preferred securities	2,757	—	—	2,757	2,757

FFO Attributable to Common Stockholders — Diluted	195,958	262,021	55,254	(121,317)	195,958

Capital Replacements	(54,417)	(47,635)	(6,782)	—	(54,417)
Impairment loss on investment in unconsolidated real estate partnerships	2,316	(396)	2,712	—	2,316
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	9,942	8,451	1,491	—	9,942
Redemption related preferred stock issuance costs	2,186	—	—	2,186	2,186
Minority interest in Aimco Operating Partnership’s share of adjustments	4,301	—	—	4,301	4,301
Dividends/distributions on non-dilutive preferred securities	(2,621)	—	—	(2,621)	(2,621)

AFFO Attributable to Common Stockholders — Diluted	157,665	222,441	52,675	(117,451)	157,665

Interest expense	256,810	201,450	27,034	28,326	256,810
Discontinued operations	1,919	(16,678)	(1,199)	19,796	1,919
Gain on dispositions of land	(35,455)	(35,455)	—	—	(35,455)
Preferred stock dividends and distributions	64,121	—	—	64,121	64,121
Depreciation and amortization related to non-real estate assets	13,481	13,481	—	—	13,481
Dividends/distributions on non-dilutive preferred securities	(136)	—	—	(136)	(136)
Minority interest in Aimco Operating Partnership	1,410	—	—	1,410	1,410
Minority interest in Aimco Operating Partnership’s share of adjustments	3,934	—	—	3,934	3,934

FCF	$463,749	$385,239	$78,510	$—	$463,749

FCF Breakdown:
Real estate	455,811
Property management	19,295
Activity and asset management	15,082
Interest income	26,142
Provision for losses on notes receivable	(1,773)
General and administrative expenses	(54,612)
Other income, net	3,804

Total FCF	$463,749

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Nine Months Ended September 30, 2004
	FFO	AFFO	FCF
Net income	$191,222	$191,222	$191,222
Total interest expense after minority partners’ share	—	—	256,810
Dividends on preferred stock	(64,121)	(64,121)	—
Redemption related preferred stock issuance costs	(2,186)	—	—
Proportionate share of depreciation and amortization	250,965	250,965	250,965
Depreciation and amortization related to non-real estate assets	(13,481)	(13,481)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(41,218)	(41,218)	(41,218)
Gain on dispositions of land	35,455	35,455	—
Impairment loss on investment in unconsolidated real estate partnerships	—	2,316	2,316
Cumulative effect of change in accounting principle	3,957	3,957	3,957
Discontinued operations:
Income from discontinued operations, net	—	—	(162,203)
Depreciation of rental property, net of minority partners’ interest	12,075	12,075	—
Gain on dispositions of real estate, net of minority partners’ interest	(196,066)	(196,066)	—
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	—	9,942	—
Recovery of deficit distributions to minority partners	(3,308)	(3,308)	—
Income tax arising from disposals	13,235	13,235	—
Deficit distributions to minority partners	14,907	14,907	14,907
Capital Replacements	—	(54,417)	(54,417)
Dividends/distributions on dilutive preferred securities	2,757	136	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(8,235)	(3,934)	—
Minority interest in Aimco Operating Partnership	—	—	1,410

Total	$195,958	$157,665	$463,749

Supplemental Schedule 3

Business Component Proportionate Balance Sheet Presentation
As of September 30, 2004 (in thousands)
(unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	As of	Unconsolidated	Partners'	Balance		Aimco		Balance
	September 30, 2004	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$8,423,560	$542,543	$(1,309,238)	$7,656,865	$6,878,496	$778,369	$—	$7,656,865
Land	2,162,735	70,894	(127,517)	2,106,112	1,981,264	124,848	—	2,106,112
Accumulated depreciation	(1,934,939)	(138,933)	588,244	(1,485,628)	(1,321,453)	(164,175)	—	(1,485,628)

TOTAL REAL ESTATE	8,651,356	474,504	(848,511)	8,277,349	7,538,307	739,042	—	8,277,349
Cash and cash equivalents	122,570	16,350	(21,474)	117,446	91,896	25,550		117,446
Restricted cash	269,223	42,838	(38,449)	273,612	181,309	92,303	—	273,612
Accounts receivable	56,327	2,766	—	59,093	40,395	18,698	—	59,093
Accounts receivable from affiliates	54,451	—	—	54,451	5,445	49,006	—	54,451
Deferred financing costs	67,139	—	—	67,139	60,810	6,329	—	67,139
Notes receivable from unconsolidated real estate partnerships	155,206	—	—	155,206	95,454	59,752	—	155,206
Notes receivable from non-affiliates	51,318	—	—	51,318	21,006	30,312	—	51,318
Investment in unconsolidated real estate partnerships	183,276	(135,355)	—	47,921	54,869	(6,948)	—	47,921
Other assets	309,568 [d]	23,442	—	333,010	293,365	39,645	—	333,010
Assets held for sale	264,541	—	—	264,541	235,813	28,728		264,541

TOTAL ASSETS	$10,184,975	$424,545	$(908,434)	$9,701,086	$8,618,669	$1,082,417	$—	$9,701,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,092,607	$36,205	$(64,580)	$1,064,232	$1,054,659	$9,573	$—	$1,064,232
Secured notes payable	4,477,074	311,784	(724,130)	4,064,728	3,502,620	562,108	—	4,064,728
Mandatorily redeemable preferred securities	15,019	—	—	15,019	—	—	15,019	15,019
Term loans	250,000	—	—	250,000	—	—	250,000	250,000
Credit facility	168,400	—	—	168,400	—	—	168,400	168,400

TOTAL INDEBTEDNESS	6,003,100	347,989	(788,710)	5,562,379	4,557,279	571,681	433,419	5,562,379
Accounts payable	46,369	76,556	—	122,925	78,978	43,947	—	122,925
Accrued liabilities and other	375,081	—	—	375,081	287,446	87,635	—	375,081
Deferred income	25,289	—	—	25,289	21,850	3,439	—	25,289
Security deposits	37,879	—	—	37,879	34,223	3,656	—	37,879
Deferred income taxes payable	29,613	—	—	29,613	29,613	—	—	29,613
Liabilities related to assets held for sale	209,023	—	—	209,023	185,253	23,770	—	209,023

TOTAL LIABILITIES	6,726,354	424,545	(788,710)	6,362,189	5,194,642	734,128	433,419	6,362,189

						.
Minority interest in consolidated real estate partnerships	221,896	—	(119,724)	102,172	103,416	(1,244)	—	102,172
Minority interest in Aimco Operating Partnership	278,184	—	—	278,184	—	—	278,184	278,184

NET OPERATING ASSETS		$—	$—	$2,958,541	$3,320,611	$349,533	$(711,603)	$2,958,541

STOCKHOLDERS’ EQUITY
Class A Common Stock	948
Additional paid-in capital	3,068,069
Perpetual preferred stock	841,500
Convertible preferred stock	150,000
Distributions in excess of earnings	(1,043,052)
Unvested restricted stock	(19,336)
Notes due on common stock purchases	(39,588)

TOTAL STOCKHOLDERS’ EQUITY	2,958,541

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,184,975

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $90.6 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of September 30, 2004, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $190.6 million related to goodwill and $20.1 million related to investment in management contracts.

Supplemental Schedule 4

Share Data
As of September 30, 2004
(in thousands)
(unaudited)

				Shares/Units	Current Quarter	Current Quarter	Current Quarter
				Outstanding	Weighted Average	Weighted Average	Weighted Average
				at September	Outstanding Shares	Outstanding Shares	Outstanding Shares
	Coupon		Amount	30, 2004	(EPS)	(FFO)	(AFFO)
Class A Common Stock				94,762	93,247 (1)	93,247	93,247
Common stock equivalents				—	147	147	147
Common partnership units and equivalents				10,864	—	—	—

Total				105,626	93,394	93,394	93,394

Perpetual Preferred Stock (2):
Class D (3)	8.75%		$67,500	2,700	—	—	—
Class G	9.375%		101,250	4,050	—	—	—
Class Q	10.10%		63,250	2,530	—	—	—
Class R	10.00%		173,500	6,940	—	—	—
Class T	8.00%		150,000	6,000	—	—	—
Class U	7.75%		200,000	8,000	—	—	—
Class V (4)	8.00%		86,250	3,450	—	—	—

Total perpetual			$841,750	33,670	—	—	—

Convertible Preferred Stock:
Class W (4)	8.10%		100,000	1,905 (5)	—	—	—
Class X (4)	8.50%		50,000	2,000 (5)	—	—	—

			150,000	3,905	—	—	—
Preferred Partnership Units	8.76	%(6)	90,550	3,311	—	1,590	114

Total convertible			$240,550	7,216	—	1,590	114

Total preferred securities			$1,082,300	40,886	—	1,590	114

Mandatorily redeemable convertible securities	6.50%		$15,019	300	—	—	—

Total common, common equivalents and dilutive securities					93,394	94,984	93,508

(1)	Includes a deduction of 1,461 for non-recourse shares and unvested restricted stock.

(2)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(3)	On November 5, 2004, 1,450 shares ($36,250) of Class D will be redeemed.

(4)	Classes V, W and X were issued at the end of September 2004.

(5)	Conversion ratio for Class W is 1.0 and for Class X is 0.4762.

(6)	Coupon is based on a weighted average.

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of September 30, 2004
(dollars in thousands)
(unaudited)

I. Debt Balances and Data

		Proportionate Share		Total Aimco	Weighted Average	Weighted
Debt	Consolidated	of Unconsolidated	Minority Interest	Share	Maturity	Average Rate
Property Debt:
Conventional Portfolio:
Fixed rate secured notes payable	$3,633,703	$127,237	$(604,022)	$3,156,918	13.2	7.01%
Floating rate secured notes payable	390,262	3,512	(48,072)	345,702	3.8	3.07%

Total secured notes payable:	4,023,965	130,749	(652,094)	3,502,620	12.3	6.62%
Fixed rate tax-exempt bonds	319,829	16,919	(9,012)	327,736	16.7	5.84%
Floating rate tax-exempt bonds	727,245	11,738	(12,060)	726,923	11.8	1.79%

Total tax-exempt bonds:	1,047,074	28,657	(21,072)	1,054,659	13.3	3.05%

Total Property Debt on Conventional Portfolio	5,071,039	159,406	(673,166)	4,557,279	12.5	5.79%

Affordable Portfolio:
Fixed rate secured notes payable	444,173	172,713	(72,036)	544,850	18.1	6.08%
Floating rate secured notes payable	8,936	8,322	—	17,258	4.4	3.19%

Total secured notes payable:	453,109	181,035	(72,036)	562,108	17.7	5.99%
Fixed rate tax-exempt bonds	45,533	5,965	(43,508)	7,990	25.1	8.43%
Floating rate tax-exempt bonds	—	1,583	—	1,583	10.0	5.70%

Total tax-exempt bonds:	45,533	7,548	(43,508)	9,573	22.6	7.98%

Total Property Debt on Affordable Portfolio	498,642	188,583	(115,544)	571,681	17.8	6.03%

Total Property Debt (1) (2)	$5,569,681	$347,989	$(788,710)	$5,128,960	13.1	5.81%

Corporate Debt:
Term Loan	$250,000	$—	$—	$250,000	—	4.70	%(3)
Credit Facility	168,400	—	—	168,400	—	4.95	%(3)

Total Corporate Debt	$418,400	$—	$—	$418,400	—	4.80%

Mandatorily Redeemable Securities	$15,019	$—	$—	$15,019	—	6.50%

Total Debt	$6,003,100	$347,989	$(788,710)	$5,562,379	—	5.74%

(1)	At September 30, 2004, Aimco’s consolidated property debt includes 127 non-recourse loans with a carrying value in excess of 90% of the carrying value of the related collateral real estate assets. Such property debt and real estate assets reported in the consolidated balance sheet total $1,214 million and $1,064 million, respectively, at September 30, 2004. As a result of appreciation in real estate market values, the fair value of our real estate assets typically exceeds the related carrying value.

(2)	The total consolidated property debt shown above excludes $201.8 million of consolidated property debt, with a weighted average interest rate of 7.21%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.

(3)	Effective in May 2004, the LIBOR spread on Aimco’s credit facility and term loans increased 25 basis points from 285 to 310. On November 2, 2004, Aimco completed a modification of its credit facility and term loan, reducing the interest rate spread on the term loan to 200 basis points over LIBOR and the credit facility to 175 basis points over LIBOR.

II. Debt Maturities

Consolidated Property Debt
				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2004 (remaining)	$31,468	$54,465	$85,933	1.5%	6.77%
2005	132,289	128,087	260,376	4.7%	5.82%
2006	134,699	473,767	608,466	10.9%	5.59%
2007	142,061	224,251	366,312	6.6%	3.77%
2008	146,462	181,200	327,662	5.9%	5.32%
Thereafter			3,920,932	70.4%

Total Property Debt:	$586,979	$1,061,770	$5,569,681	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2005	$—	$168,400	$168,400	40.2%	4.95%
2008	—	250,000	250,000	59.8%	4.70%

Total Corporate Debt:	$—	$418,400	$418,400	100.0%

Proforma of Corporate Debt with Credit Facility and Term Loan Modifications

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2007	$—	$168,400	$168,400	36.0%	LIBOR + 175	bps
2009(1)	—	300,000	300,000	64.0%	LIBOR + 200	bps

Total Corporate Debt:	$—	$468,400	$468,400	100.0%

(1)	Effective with the November 2, 2004 modification, the term loan increased from $250 million to $300 million.

Supplemental Schedule 5 (Continued)

Selected Debt Structure and Maturity Data
As of September 30, 2004
(in millions)
(unaudited)

III. Loan Closings

THIRD QUARTER LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:
Fixed Rate	$105.1	$142.0	$105.1	$142.0	$37.2	6.79%	6.71%
Floating Rate	140.0	186.0	119.9	165.0	50.0	3.42%	2.73%
Affordable Mark-to-Market and other	23.8	26.9	6.6	7.4	(0.4)	10.70%	4.35%
Loans relating to acquisitions:
Fixed Rate	—	26.5	—	26.5	26.3	—	5.13%

Totals	$268.9	$381.4	$231.6	$340.9	$113.1	5.38%	4.49%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:
Fixed Rate	$129.8	$183.4	$119.0	$168.4	$48.7	7.01%	6.65%
Floating Rate	151.8	205.5	128.8	177.9	54.3	3.77%	2.87%
Tax-Exempt Bonds	75.8	97.5	62.6	62.5	5.8	6.97%	3.82%
Affordable Mark-to-Market and other	81.1	135.0	34.8	62.1	23.6	9.86%	3.72%
Loans relating to acquisitions:
Fixed Rate	—	38.7	—	38.7	38.4	—	5.20%
Floating Rate	—	88.1	—	88.1	87.4	—	2.60%

Totals	$438.5	$748.2	$345.2	$597.7	$258.2	6.41%	4.16%

(1)	Aimco net proceeds is after transaction costs

IV. Capitalization

	At	Percent	At	Percent	At	Percent
	March 31, 2004	of Total	June 30, 2004	of Total	September 30, 2004	of Total
Corporate debt	$471	5%	$629	6%	$418	4%
Property debt (Aimco’s share)	5,380	54%	5,294	54%	5,129	52%
Mandatorily redeemable securities	15	0%	15	0%	15	0%

Total Debt	5,866		5,938		5,562
Less: Cash and restricted cash	(396)	-4%	(367)	-4%	(391)	-4%

Net Debt	5,470	55%	5,571	56%	5,171	52%
Preferred equity	1,146	12%	1,046	11%	1,082	11%
Common equity at market (2)	3,271	33%	3,287	33%	3,673	37%

Total Capitalization	$9,887	100%	$9,904	100%	$9,926	100%

(2)	Common equity at market at September 30, 2004 was calculated using 105.6 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $34.78 per share/unit, as of September 30, 2004

V. Ratings on Preferred Securities

Moody’s Investor Service Standard and Poors Fitch	Ba3 (negative outlook) BB+ (negative outlook) BB+ (negative outlook)

Supplemental Schedule 6(a)

Same Store Sales
Third Quarter 2004 versus Third Quarter 2003
(unaudited) (in thousands, except site and unit data)

											Change Three Months Ended September 30, 2004
					Three Months Ended			Three Months Ended				From September 30, 2003
					September 30, 2004			September 30, 2003			Revenue		Expenses			NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%		Amt	%
Northeast
	Baltimore	11	2,711	87.75%	6,588	2,239	4,349	6,673	2,245	4,428	(85)	-1.3%	(6)	-0.3%		(79)	-1.8%
	New England	14	5,384	96.84%	16,483	5,576	10,907	16,974	5,163	11,811	(491)	-2.9%	413	8.0%		(904)	-7.7%
	Philadelphia	12	5,734	79.47%	14,158	5,363	8,795	14,456	5,245	9,211	(298)	-2.1%	118	2.2%		(416)	-4.5%
	Washington	28	12,456	83.57%	30,831	11,211	19,620	30,355	10,031	20,324	476	1.6%	1,180	11.8%		(704)	-3.5%

		65	26,285	85.83%	68,060	24,389	43,671	68,458	22,684	45,774	(398)	-0.6%	1,705	7.5%		(2,103)	-4.6%
Southeast
	Atlanta	20	5,712	84.63%	8,499	4,539	3,960	9,125	4,684	4,441	(626)	-6.9%	(145)	-3.1%		(481)	-10.8%
	Augusta-Savannah	5	1,004	87.19%	1,612	691	921	1,532	607	925	80	5.2%	84	13.8%		(4)	-0.4%
	Charlotte-Gastonia-Rock Hill	6	1,398	89.50%	1,920	670	1,250	1,908	911	997	12	0.6%	(241)	-26.5%		253	25.4%
	Columbia-Charleston	9	2,118	72.99%	2,820	1,404	1,416	2,775	1,238	1,537	45	1.6%	166	13.4%		(121)	-7.9%
	Nashville	8	2,492	72.10%	3,684	1,491	2,193	3,674	1,420	2,254	10	0.3%	71	5.0%		(61)	-2.7%
	Norfolk	12	3,565	69.62%	6,163	2,015	4,148	5,831	1,903	3,928	332	5.7%	112	5.9%		220	5.6%
	Raleigh-Durham-Chapel Hill	10	2,843	71.64%	3,380	1,966	1,414	3,412	1,614	1,798	(32)	-0.9%	352	21.8%		(384)	-21.4%
	Richmond-Petersburg	6	1,284	76.22%	2,197	751	1,446	2,161	741	1,420	36	1.7%	10	1.3%		26	1.8%
	Other Markets	22	4,766	80.17%	6,034	3,629	2,405	6,127	3,068	3,059	(93)	-1.5%	561	18.3%		(654)	-21.4%

		98	25,182	77.92%	36,309	17,156	19,153	36,545	16,186	20,359	(236)	-0.6%	970	6.0%		(1,206)	-5.9%
Florida
	Jacksonville	4	1,204	83.05%	1,932	848	1,084	1,921	785	1,136	11	0.6%	63	8.0%		(52)	-4.6%
	Miami-Fort Lauderdale	8	2,397	76.95%	4,817	2,046	2,771	4,578	1,919	2,659	239	5.2%	127	6.6%		112	4.2%
	Orlando-Daytona	24	6,077	90.41%	10,699	5,252	5,447	10,544	4,752	5,792	155	1.5%	500	10.5%		(345)	-6.0%
	Tampa-St. Petersburg	21	5,637	70.84%	7,798	3,788	4,010	7,457	3,400	4,057	341	4.6%	388	11.4%		(47)	-1.2%
	West Palm Beach-Boca	5	1,505	100.00%	3,586	1,713	1,873	3,529	1,356	2,173	57	1.6%	357	26.3%		(300)	-13.8%
	Other Markets	1	136	72.97%	206	92	114	213	79	134	(7)	-3.3%	13	16.5%		(20)	-14.9%

		63	16,956	82.19%	29,038	13,739	15,299	28,242	12,291	15,951	796	2.8%	1,448	11.8%		(652)	-4.1%
Midwest
	Chicago	22	6,319	82.02%	14,008	6,601	7,407	14,494	6,561	7,933	(486)	-3.4%	40	0.6%		(526)	-6.6%
	Cincinnati-Dayton	19	3,733	68.17%	4,906	2,405	2,501	4,885	2,108	2,777	21	0.4%	297	14.1%		(276)	-9.9%
	Columbus	9	2,012	67.70%	2,244	1,109	1,135	2,418	981	1,437	(174)	-7.2%	128	13.0%		(302)	-21.0%
	Detroit-Ann Arbor	7	1,909	61.20%	2,362	891	1,471	2,558	1,225	1,333	(196)	-7.7%	(334)	-27.3%		138	10.4%
	Grand Rapids-Lansing	13	4,734	65.31%	5,474	3,128	2,346	5,847	2,691	3,156	(373)	-6.4%	437	16.2%		(810)	-25.7%
	Indianapolis-Fort Wayne	36	12,479	89.19%	17,277	8,087	9,190	17,414	9,595	7,819	(137)	-0.8%	(1,508)	-15.7%		1,371	17.5%
	Kansas City	4	953	69.31%	1,250	531	719	1,233	551	682	17	1.4%	(20)	-3.6%		37	5.4%
	Minneapolis-St Paul	5	1,430	77.98%	3,174	1,650	1,524	4,026	1,884	2,142	(852)	-21.2%	(234)	-12.4%		(618)	-28.9%
	Other Markets	12	2,458	51.18%	2,225	1,043	1,182	2,208	1,034	1,174	17	0.8%	9	0.9%		8	0.7%

		127	36,027	76.49%	52,920	25,445	27,475	55,083	26,630	28,453	(2,163)	-3.9%	(1,185)	-4.4%		(978)	-3.4%
Texas
	Austin-San Marcos	10	2,217	92.59%	3,403	1,902	1,501	3,663	2,046	1,617	(260)	-7.1%	(144)	-7.0%		(116)	-7.2%
	Dallas-Fort Worth	24	6,235	72.44%	7,104	4,644	2,460	7,374	3,983	3,391	(270)	-3.7%	661	16.6%		(931)	-27.5%
	Houston-Galveston	36	9,570	66.97%	10,540	6,699	3,841	11,034	5,689	5,345	(494)	-4.5%	1,010	17.8%		(1,504)	-28.1%
	San Antonio	11	2,647	93.65%	3,991	2,254	1,737	3,891	1,940	1,951	100	2.6%	314	16.2%		(214)	-11.0%
	Other Markets	7	1,500	72.98%	1,648	912	736	1,635	781	854	13	0.8%	131	16.8%		(118)	-13.8%

		88	22,169	74.66%	26,686	16,411	10,275	27,597	14,439	13,158	(911)	-3.3%	1,972	13.7%		(2,883)	-21.9%
West
	Denver - Front Range	23	5,075	81.86%	8,532	4,177	4,355	8,249	3,212	5,037	283	3.4%	965	30.0%		(682)	-13.5%
	Las Vegas	2	734	100.00%	1,343	567	776	1,222	544	678	121	9.9%	23	4.2%		98	14.5%
	Phoenix-Mesa	27	7,361	92.12%	10,948	6,230	4,718	10,655	5,718	4,937	293	2.7%	512	9.0%		(219)	-4.4%
	Salt Lake City-Ogden	4	1,511	83.37%	2,124	900	1,224	2,204	803	1,401	(80)	-3.6%	97	12.1%		(177)	-12.6%
	Seattle	4	468	54.54%	569	311	258	559	286	273	10	1.8%	25	8.7%		(15)	-5.5%
	Tucson	3	887	100.00%	1,274	667	607	1,202	594	608	72	6.0%	73	12.3%		(1)	-0.2%
	Other Markets	4	760	50.97%	677	341	336	677	348	329	0	0.0%	(7)	-2.0%		7	2.1%

		67	16,796	86.08%	25,467	13,193	12,274	24,768	11,505	13,263	699	2.8%	1,688	14.7%		(989)	-7.5%
California
	Bay Area	6	1,661	57.99%	2,891	1,230	1,661	3,051	1,065	1,986	(160)	-5.2%	165	15.5%		(325)	-16.4%
	Los Angeles-Long Beach-Ventura	11	2,179	85.49%	7,984	2,377	5,607	7,679	2,393	5,286	305	4.0%	(16)	-0.7%		321	6.1%
	Orange County-Riverside	7	1,611	81.95%	4,775	1,549	3,226	4,608	1,605	3,003	167	3.6%	(56)	-3.5%		223	7.4%
	Sacramento	1	180	22.05%	99	54	45	101	43	58	(2)	-2.0%	11	25.6%		(13)	-22.4%
	San Diego	6	2,123	93.28%	6,093	1,874	4,219	5,975	1,804	4,171	118	2.0%	70	3.9%		48	1.2%

		31	7,754	79.53%	21,842	7,084	14,758	21,414	6,910	14,504	428	2.0%	174	2.5%		254	1.8%

	SAME STORE SALES TOTALS	539	151,169	79.94%	260,322	117,417	142,905	262,107	110,645	151,462	(1,785)	-0.7%	6,772	6.1	%(2)	(8,557)	-5.6	%(2)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					99,094	58,673	40,421	78,301	42,720	35,581

Total Rental and other property revenues and property operating expense per GAAP Income Statement					359,416	176,090	183,326	340,408	153,365	187,043

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Excluding the $1.2 million impact related to uninsured hurricane and storm damages, same store sales expenses would have increased 5.0% and NOI would have decreased 4.9%.

Supplemental Schedule 6(b)

Same Store Sales
Third Quarter 2004 versus Second Quarter 2004
(unaudited) (in thousands, except site and unit data)

											Change Three Months Ended September 30, 2004
					Three Months Ended			Three Months Ended			From June 30, 2004
					September 30, 2004			June 30, 2004			Revenue		Expenses			NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%		Amt	%
Northeast
	Baltimore	11	2,711	87.75%	6,588	2,239	4,349	6,415	2,396	4,019	173	2.7%	(157)	-6.6%		330	8.2%
	New England	14	5,384	96.84%	16,483	5,576	10,907	16,155	5,896	10,259	328	2.0%	(320)	-5.4%		648	6.3%
	Philadelphia	12	5,734	79.47%	14,158	5,363	8,795	14,173	5,406	8,767	(15)	-0.1%	(43)	-0.8%		28	0.3%
	Washington	28	12,456	83.57%	30,831	11,211	19,620	29,999	10,679	19,320	832	2.8%	532	5.0%		300	1.6%

		65	26,285	85.83%	68,060	24,389	43,671	66,742	24,377	42,365	1,318	2.0%	12	0.0%		1,306	3.1%
Southeast
	Atlanta	20	5,712	84.63%	8,499	4,539	3,960	8,108	4,330	3,778	391	4.8%	209	4.8%		182	4.8%
	Augusta-Savannah	5	1,004	87.19%	1,612	691	921	1,556	620	936	56	3.6%	71	11.5%		(15)	-1.6%
	Charlotte-Gastonia-Rock Hill	6	1,398	89.50%	1,920	670	1,250	1,913	1,009	904	7	0.4%	(339)	-33.6%		346	38.3%
	Columbia-Charleston	9	2,118	72.99%	2,820	1,404	1,416	2,699	1,310	1,389	121	4.5%	94	7.2%		27	1.9%
	Nashville	8	2,492	72.10%	3,684	1,491	2,193	3,491	1,366	2,125	193	5.5%	125	9.2%		68	3.2%
	Norfolk	12	3,565	69.62%	6,163	2,015	4,148	5,970	2,020	3,950	193	3.2%	(5)	-0.2%		198	5.0%
	Raleigh-Durham-Chapel Hill	10	2,843	71.64%	3,380	1,966	1,414	3,206	1,657	1,549	174	5.4%	309	18.6%		(135)	-8.7%
	Richmond-Petersburg	6	1,284	76.22%	2,197	751	1,446	2,182	765	1,417	15	0.7%	(14)	-1.8%		29	2.0%
	Other Markets	22	4,766	80.17%	6,034	3,629	2,405	5,768	3,105	2,663	266	4.6%	524	16.9%		(258)	-9.7%

		98	25,182	77.92%	36,309	17,156	19,153	34,893	16,182	18,711	1,416	4.1%	974	6.0%		442	2.4%
Florida
	Jacksonville	4	1,204	83.05%	1,932	848	1,084	1,876	762	1,114	56	3.0%	86	11.3%		(30)	-2.7%
	Miami-Fort Lauderdale	8	2,397	76.95%	4,817	2,046	2,771	4,575	2,093	2,482	242	5.3%	(47)	-2.2%		289	11.6%
	Orlando-Daytona	24	6,077	90.41%	10,699	5,252	5,447	10,176	4,844	5,332	523	5.1%	408	8.4%		115	2.2%
	Tampa-St. Petersburg	21	5,637	70.84%	7,798	3,788	4,010	7,411	3,360	4,051	387	5.2%	428	12.7%		(41)	-1.0%
	West Palm Beach-Boca Raton	5	1,505	100.00%	3,586	1,713	1,873	3,388	1,555	1,833	198	5.8%	158	10.2%		40	2.2%
	Other Markets	1	136	72.97%	206	92	114	197	75	122	9	4.6%	17	22.7%		(8)	-6.6%

		63	16,956	82.19%	29,038	13,739	15,299	27,623	12,689	14,934	1,415	5.1%	1,050	8.3%		365	2.4%
Midwest
	Chicago	22	6,319	82.02%	14,008	6,601	7,407	13,755	6,147	7,608	253	1.8%	454	7.4%		(201)	-2.6%
	Cincinnati-Dayton	19	3,733	68.17%	4,906	2,405	2,501	4,560	2,179	2,381	346	7.6%	226	10.4%		120	5.0%
	Columbus	9	2,012	67.70%	2,244	1,109	1,135	2,269	989	1,280	(25)	-1.1%	120	12.1%		(145)	-11.3%
	Detroit-Ann Arbor	7	1,909	61.20%	2,362	891	1,471	2,461	1,099	1,362	(99)	-4.0%	(208)	-18.9%		109	8.0%
	Grand Rapids-Lansing	13	4,734	65.31%	5,474	3,128	2,346	5,261	2,709	2,552	213	4.0%	419	15.5%		(206)	-8.1%
	Indianapolis-Fort Wayne	36	12,479	89.19%	17,277	8,087	9,190	16,634	8,198	8,436	643	3.9%	(111)	-1.4%		754	8.9%
	Kansas City	4	953	69.31%	1,250	531	719	1,179	517	662	71	6.0%	14	2.7%		57	8.6%
	Minneapolis-St Paul	5	1,430	77.98%	3,174	1,650	1,524	3,139	1,552	1,587	35	1.1%	98	6.3%		(63)	-4.0%
	Other Markets	12	2,458	51.18%	2,225	1,043	1,182	2,178	946	1,232	47	2.2%	97	10.3%		(50)	-4.1%

		127	36,027	76.49%	52,920	25,445	27,475	51,436	24,336	27,100	1,484	2.9%	1,109	4.6%		375	1.4%
Texas
	Austin-San Marcos	10	2,217	92.59%	3,403	1,902	1,501	3,276	1,782	1,494	127	3.9%	120	6.7%		7	0.5%
	Dallas-Fort Worth	24	6,235	72.44%	7,104	4,644	2,460	6,735	4,090	2,645	369	5.5%	554	13.5%		(185)	-7.0%
	Houston-Galveston	36	9,570	66.97%	10,540	6,699	3,841	9,792	5,502	4,290	748	7.6%	1,197	21.8%		(449)	-10.5%
	San Antonio	11	2,647	93.65%	3,991	2,254	1,737	3,741	1,897	1,844	250	6.7%	357	18.8%		(107)	-5.8%
	Other Markets	7	1,500	72.98%	1,648	912	736	1,527	788	739	121	7.9%	124	15.7%		(3)	-0.4%

		88	22,169	74.66%	26,686	16,411	10,275	25,071	14,059	11,012	1,615	6.4%	2,352	16.7%		(737)	-6.7%
West
	Denver-Front Range	23	5,075	81.86%	8,532	4,177	4,355	8,091	3,706	4,385	441	5.5%	471	12.7%		(30)	-0.7%
	Las Vegas	2	734	100.00%	1,343	567	776	1,262	500	762	81	6.4%	67	13.4%		14	1.8%
	Phoenix-Mesa	27	7,361	92.12%	10,948	6,230	4,718	9,971	5,175	4,796	977	9.8%	1,055	20.4%		(78)	-1.6%
	Salt Lake City-Ogden	4	1,511	83.37%	2,124	900	1,224	1,967	834	1,133	157	8.0%	66	7.9%		91	8.0%
	Seattle	4	468	54.54%	569	311	258	551	276	275	18	3.3%	35	12.7%		(17)	-6.2%
	Tucson	3	887	100.00%	1,274	667	607	1,171	585	586	103	8.8%	82	14.0%		21	3.6%
	Other Markets	4	760	50.97%	677	341	336	633	319	314	44	7.0%	22	6.9%		22	7.0%

		67	16,796	86.08%	25,467	13,193	12,274	23,646	11,395	12,251	1,821	7.7%	1,798	15.8%		23	0.2%
California
	Bay Area	6	1,661	57.99%	2,891	1,230	1,661	2,909	1,098	1,811	(18)	-0.6%	132	12.0%		(150)	-8.3%
	Los Angeles-Long Beach-Ventura	11	2,179	85.49%	7,984	2,377	5,607	7,566	2,121	5,445	418	5.5%	256	12.1%		162	3.0%
	Orange County - Riverside	7	1,611	81.95%	4,775	1,549	3,226	4,596	1,528	3,068	179	3.9%	21	1.4%		158	5.1%
	Sacramento	1	180	22.05%	99	54	45	96	43	53	3	3.1%	11	25.6%		(8)	-15.1%
	San Diego	6	2,123	93.28%	6,093	1,874	4,219	5,950	1,683	4,267	143	2.4%	191	11.3%		(48)	-1.1%

		31	7,754	79.53%	21,842	7,084	14,758	21,117	6,473	14,644	725	3.4%	611	9.4%		114	0.8%

	SAME STORE SALES TOTALS	539	151,169	79.94%	260,322	117,417	142,905	250,528	109,511	141,017	9,794	3.9%	7,906	7.2	%(2)	1,888	1.3	%(2)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					99,094	58,673	40,421	92,142	50,717	41,425

Total Rental and other property revenues and property operating expense per GAAP Income Statement					359,416	176,090	183,326	342,670	160,228	182,442

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

(2)	Excluding the $1.2 million impact related to uninsured hurricane and storm damages, same store sales expenses would have increased 6.1% and NOI would have increased 2.2%.

Supplemental Schedule 6(c)

Same Store Sales
Nine Months Ended 2004 versus Nine Months Ended 2003
(unaudited) (in thousands, except site and unit data)

											Change Nine Months Ended September 30, 2004
					Nine Months Ended			Nine Months Ended			From September 30, 2003
					September 30, 2004			September 30, 2003			Revenue		Expenses			NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%		Amt	%
Northeast
	Baltimore	11	2,711	87.75%	19,431	7,380	12,051	19,215	7,750	11,465	216	1.1%	(370)	-4.8%		586	5.1%
	New England	14	5,384	96.84%	48,629	17,275	31,354	50,586	16,870	33,716	(1,957)	-3.9%	405	2.4%		(2,362)	-7.0%
	Philadelphia	10	5,338	72.57%	37,445	14,462	22,983	37,192	14,099	23,093	253	0.7%	363	2.6%		(110)	-0.5%
	Washington	28	12,456	83.57%	90,038	32,826	57,212	89,931	30,412	59,519	107	0.1%	2,414	7.9%		(2,307)	-3.9%

		63	25,889	85.48%	195,543	71,943	123,600	196,924	69,131	127,793	(1,381)	-0.7%	2,812	4.1%		(4,193)	-3.3%
Southeast
	Atlanta	20	5,712	84.63%	24,628	13,407	11,221	26,010	13,021	12,989	(1,382)	-5.3%	386	3.0%		(1,768)	-13.6%
	Augusta-Savannah	5	1,004	87.19%	4,686	1,897	2,789	4,453	1,881	2,572	233	5.2%	16	0.9%		217	8.4%
	Charlotte-Gastonia-Rock Hill	6	1,398	89.50%	5,741	2,750	2,991	5,698	2,615	3,083	43	0.8%	135	5.2%		(92)	-3.0%
	Columbia-Charleston	9	2,118	72.99%	8,225	3,909	4,316	8,252	3,481	4,771	(27)	-0.3%	428	12.3%		(455)	-9.5%
	Nashville	8	2,492	72.10%	10,683	4,167	6,516	10,946	4,139	6,807	(263)	-2.4%	28	0.7%		(291)	-4.3%
	Norfolk	12	3,565	69.62%	18,003	5,945	12,058	17,012	5,664	11,348	991	5.8%	281	5.0%		710	6.3%
	Raleigh-Durham-Chapel Hill	10	2,843	71.64%	9,833	5,045	4,788	10,289	4,565	5,724	(456)	-4.4%	480	10.5%		(936)	-16.4%
	Richmond-Petersburg	6	1,284	76.22%	6,500	2,246	4,254	6,465	2,157	4,308	35	0.5%	89	4.1%		(54)	-1.3%
	Other Markets	22	4,766	80.17%	17,675	9,567	8,108	18,418	8,979	9,439	(743)	-4.0%	588	6.5%		(1,331)	-14.1%

		98	25,182	77.92%	105,974	48,933	57,041	107,543	46,502	61,041	(1,569)	-1.5%	2,431	5.2%		(4,000)	-6.6%
Florida
	Jacksonville	4	1,204	83.05%	5,719	2,351	3,368	5,711	2,267	3,444	8	0.1%	84	3.7%		(76)	-2.2%
	Miami-Fort Lauderdale	8	2,397	76.95%	13,907	5,967	7,940	13,724	5,522	8,202	183	1.3%	445	8.1%		(262)	-3.2%
	Orlando-Daytona	23	5,965	88.57%	30,372	14,263	16,109	30,341	13,618	16,723	31	0.1%	645	4.7%		(614)	-3.7%
	Tampa-St. Petersburg	21	5,637	70.84%	22,496	10,358	12,138	22,252	9,829	12,423	244	1.1%	529	5.4%		(285)	-2.3%
	West Palm Beach-Boca Raton	5	1,505	100.00%	10,475	4,591	5,884	10,593	4,077	6,516	(118)	-1.1%	514	12.6%		(632)	-9.7%
	Other Markets	1	136	72.97%	599	244	355	628	242	386	(29)	-4.6%	2	0.8%		(31)	-8.0%

		62	16,844	82.07%	83,568	37,774	45,794	83,249	35,555	47,694	319	0.4%	2,219	6.2%		(1,900)	-4.0%
Midwest
	Chicago	22	6,319	82.02%	41,731	18,946	22,785	44,075	19,288	24,787	(2,344)	-5.3%	(342)	-1.8%		(2,002)	-8.1%
	Cincinnati-Dayton	18	3,709	67.84%	14,025	6,605	7,420	14,462	6,348	8,114	(437)	-3.0%	257	4.0%		(694)	-8.6%
	Columbus	9	2,012	67.70%	6,845	3,085	3,760	7,166	2,995	4,171	(321)	-4.5%	90	3.0%		(411)	-9.9%
	Detroit-Ann Arbor	7	1,909	61.20%	7,301	3,131	4,170	7,782	3,757	4,025	(481)	-6.2%	(626)	-16.7%		145	3.6%
	Grand Rapids-Lansing	13	4,734	65.31%	15,955	8,555	7,400	17,474	8,020	9,454	(1,519)	-8.7%	535	6.7%		(2,054)	-21.7%
	Indianapolis-Fort Wayne	36	12,479	89.19%	51,034	24,117	26,917	52,801	25,678	27,123	(1,767)	-3.3%	(1,561)	-6.1%		(206)	-0.8%
	Kansas City	4	953	69.31%	3,609	1,839	1,770	3,824	1,424	2,400	(215)	-5.6%	415	29.1%		(630)	-26.3%
	Minneapolis-St Paul	4	1,098	55.65%	4,971	2,367	2,604	5,296	2,533	2,763	(325)	-6.1%	(166)	-6.6%		(159)	-5.8%
	Other Markets	12	2,458	51.18%	6,543	3,036	3,507	6,601	2,936	3,665	(58)	-0.9%	100	3.4%		(158)	-4.3%

		125	35,671	76.29%	152,014	71,681	80,333	159,481	72,979	86,502	(7,467)	-4.7%	(1,298)	-1.8%		(6,169)	-7.1%
Texas
	Austin-San Marcos	9	1,873	77.08%	8,374	4,491	3,883	8,978	4,489	4,489	(604)	-6.7%	2	0.0%		(606)	-13.5%
	Dallas-Fort Worth	24	6,235	72.44%	20,759	12,448	8,311	22,385	11,327	11,058	(1,626)	-7.3%	1,121	9.9%		(2,747)	-24.8%
	Houston-Galveston	35	9,261	64.57%	29,041	16,697	12,344	31,015	15,017	15,998	(1,974)	-6.4%	1,680	11.2%		(3,654)	-22.8%
	San Antonio	11	2,647	93.65%	11,545	5,921	5,624	11,251	5,522	5,729	294	2.6%	399	7.2%		(105)	-1.8%
	Other Markets	7	1,500	72.98%	4,767	2,419	2,348	4,951	2,175	2,776	(184)	-3.7%	244	11.2%		(428)	-15.4%

		86	21,516	74.26%	74,486	41,976	32,510	78,580	38,530	40,050	(4,094)	-5.2%	3,446	8.9%		(7,540)	-18.8%
West
	Denver - Front Range	22	4,743	75.32%	22,305	10,437	11,868	22,817	8,277	14,540	(512)	-2.2%	2,160	26.1%		(2,672)	-18.4%
	Las Vegas	2	734	100.00%	3,800	1,558	2,242	3,610	1,518	2,092	190	5.3%	40	2.6%		150	7.2%
	Phoenix-Mesa	27	7,361	92.12%	31,128	16,533	14,595	31,347	16,519	14,828	(219)	-0.7%	14	0.1%		(233)	-1.6%
	Salt Lake City-Ogden	4	1,511	83.37%	6,075	2,498	3,577	6,272	2,316	3,956	(197)	-3.1%	182	7.9%		(379)	-9.6%
	Seattle	4	468	54.54%	1,652	848	804	1,624	789	835	28	1.7%	59	7.5%		(31)	-3.7%
	Tucson	3	887	100.00%	3,638	1,815	1,823	3,649	1,699	1,950	(11)	-0.3%	116	6.8%		(127)	-6.5%
	Other Markets	4	760	50.97%	1,939	964	975	2,021	939	1,082	(82)	-4.1%	25	2.7%		(107)	-9.9%

		66	16,464	85.80%	70,537	34,653	35,884	71,340	32,057	39,283	(803)	-1.1%	2,596	8.1%		(3,399)	-8.7%
California
	Bay Area	6	1,661	57.99%	8,761	3,449	5,312	9,368	3,101	6,267	(607)	-6.5%	348	11.2%		(955)	-15.2%
	Los Angeles-Long Beach-Ventura	11	2,179	85.49%	23,098	6,861	16,237	22,560	6,096	16,464	538	2.4%	765	12.5%		(227)	-1.4%
	Orange County - Riverside	7	1,611	81.95%	13,855	4,684	9,171	13,673	4,005	9,668	182	1.3%	679	17.0%		(497)	-5.1%
	Sacramento	1	180	22.05%	298	133	165	312	129	183	(14)	-4.5%	4	3.1%		(18)	-9.8%
	San Diego	6	2,123	93.28%	17,716	5,250	12,466	17,497	4,851	12,646	219	1.3%	399	8.2%		(180)	-1.4%

		31	7,754	79.53%	63,728	20,377	43,351	63,410	18,182	45,228	318	0.5%	2,195	12.1%		(1,877)	-4.2%

	SAME STORE SALES TOTALS	531	149,320	79.76%	745,850	327,337	418,513	760,527	312,936	447,591	(14,677)	-1.9%	14,401	4.6	%(2)	(29,078)	-6.5	%(2)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					291,531	164,743	126,788	242,982	127,094	115,888

Total Rental and other property revenues and property operating expense per GAAP Income Statement					1,037,381	492,080	545,301	1,003,509	440,030	563,479

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

(2)	Excluding the $1.2 million impact related to uninsured hurricane and storm damages, same store sales expenses would have increased 4.2% and NOI would have decreased 6.2%.

Supplemental Schedule 7

Selected Portfolio Performance Data
(unaudited)

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average third quarter 2004	$777	$566	$714
Occupancy, average third quarter 2004	93.8%	90.6%	92.9%
Total # of Properties	342	197	539
Total # of Units	104,922	46,247	151,169
Proportionate Owned Units	83,119	37,733	120,852

3rd Quarter 2004 vs. 3rd Quarter 2003 (1)
Revenue	-0.7%	-0.7%	-0.7%
Expenses	5.3%	8.3%	6.1%
NOI	-4.6%	-9.7%	-5.6%

Sequential, 3rd Quarter 2004 vs 2nd Quarter 2004 (1)
Revenue	3.3%	5.8%	3.9%
Expenses	5.7%	11.1%	7.2%
NOI	1.7%	0.0%	1.3%

YTD September 2004 vs. YTD September 2003 (1)
Revenue	-1.7%	-2.6%	-1.9%
Expenses	4.5%	4.9%	4.6%
NOI	-5.6%	-9.8%	-6.5%

(1)	Expenses and NOI in all comparisons include a $1.2 million impact related to uninsured hurricane and storm damages.

CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter ended September 30, 2004			Quarter ended September 30, 2003
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
% of Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 10 Markets
1 Washington, D.C.	11.0%	1.2%	12.2%	10.4%	0.9%	11.3%
2 Los Angeles-Long Beach-Ventura	7.4%	0.0%	7.4%	7.4%	0.0%	7.4%
3 New England	7.0%	0.0%	7.0%	6.5%	0.0%	6.5%
4 Indianapolis	4.0%	1.9%	5.9%	3.2%	1.1%	4.3%
5 Philadelphia	5.8%	0.0%	5.8%	6.3%	0.0%	6.3%
6 Chicago	4.4%	0.2%	4.6%	4.5%	0.4%	4.9%
7 Miami-Fort Lauderdale	3.7%	0.0%	3.7%	2.9%	0.2%	3.1%
8 Orlando-Daytona	2.8%	0.6%	3.4%	2.4%	0.9%	3.3%
9 Phoenix-Mesa	1.7%	1.3%	3.0%	1.6%	1.1%	2.7%
10 Atlanta	2.0%	0.8%	2.8%	1.6%	1.0%	2.6%
All Other Markets	30.1%	14.1%	44.2%	32.1%	15.5%	47.6%
Total Conventional NOI	79.9%	20.1%	100.0%	78.9%	21.1%	100.0%
Rent, average third quarter	$804	$560	$728	$808	$569	$733
Occupancy, average third quarter	92.5%	90.8%	92.0%	92.2%	90.5%	91.6%
Total # of Properties	379	232	611	368	301	669
Total # of Units	114,573	54,589	169,162	114,891	72,115	187,006
Proportionate Owned Units	91,376	43,467	134,843	96,950	52,500	149,450

Supplemental Schedule 8

Property Sales Activity
(unaudited)

THIRD QUARTER 2004 PROPERTY SALES ACTIVITY

		Number	Gross		Property	Net Sales	Aimco Net	Average
		of	Proceeds	FCF (1)	Debt	Proceeds (2)	Proceeds	Rent
		Units	($mm)	Yield	($mm)	($mm)	($mm)	($/unit)
Conventional Core	(3)	2,279	$473	4.1%	$189	$268	$239	$1,228
Conventional Non-Core	(4)	1,023	43	7.1%	19	23	23	564
Affordable	(5)	1,847	66	5.8%	33	29	14	559

Total Dispositions		5,149	$582	4.5%	$241	$320	$276	$856

YEAR TO DATE 2004 PROPERTY SALES ACTIVITY

		Number	Gross		Property	Net Sales	Aimco Net	Average
		of	Proceeds	FCF(1)	Debt	Proceeds (2)	Proceeds	Rent
		Units	($mm)	Yield	($mm)	($mm)	($mm)	($/unit)
Conventional Core	(3)	2,279	$473	4.1%	$189	$268	$239	$1,228
Conventional Non-Core	(4)	6,590	226	6.3%	98	116	103	523
Affordable	(5)	4,863	158	6.5%	90	57	27	586

Total Dispositions		13,732	$857	5.1%	$377	$441	$369	$662

(1)	FCF Yield is calculated as the Free Cash Flow earned by the properties during the 12 months prior to their sale divided by the sales price

(2)	Net Sales Proceeds are after repayment of existing debt and payment of transaction costs

(3)	Includes sale of land parcel suitable for development associated with the Bay Club property in Aventura, Florida.

(4)	Sales activity provided in the table above does not include sales of certain general partner interests that generated net proceeds to Aimco of $2.0 million to date in 2004

(5)	Sales activity provided in the table above does not include sales of certain NAPICO properties that generated net proceeds to Aimco of $5.1 million to date in 2004

Supplemental Schedule 9

Capital Expenditures
For the Nine Months Ended September 30, 2004
(in thousands, except per unit)
(unaudited)

Effective January 1, 2004, all capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”) or Redevelopment. These categories replace Aimco’s prior capital spending categories — capital replacements, capital enhancements, redevelopment, initial capital expenditures, and disposition capital expenditures. Aimco believes CR, CI and Redevelopment will be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding its capital spending.

Non-redevelopment capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements Capital Improvements and Redevelopment for the nine months ended September 30, 2004 (per unit is based on approximately 158,000 units):

Capital Replacements Detail:	Actual Amount	Per Unit
Building Interiors	$11,664	$74
Includes: Hot water heaters, kitchen/bath
Building Exteriors	8,911	56
Includes: Roofs, exterior painting, electrical, plumbing
Landscaping and Grounds	5,765	36
Includes: Parking lot improvements, pool improvements
Turnover Related	20,192	128
Includes: Carpet, vinyl, tile, appliance and fixture replacements
Capitalized payroll and other indirect costs	7,885	50

Total Aimco’s share of Capital Replacements	$54,417	$344

Capital Replacements:
Conventional	47,635
Affordable	6,782

Total Aimco’s share of Capital Replacements	$54,417

Capital Improvements:
Conventional	39,224
Affordable	11,863

Total Aimco’s share of Capital Improvements	$51,087

Redevelopment (see Schedule 10 for further project details):
Conventional	42,197
Affordable	8,365

Total Aimco’s share of Redevelopment	$50,562

Total Aimco’s share of Capital Expenditures	$156,066

Plus minority partners’ share of consolidated spending	43,846
Less Aimco’s share of unconsolidated spending	(8,533)

Total Spending per Consolidated Statement of Cash Flows	$191,379

Supplemental Schedule 10

Summary of 2004 Redevelopment Activity
As of September 30, 2004
(in millions, except unit data)
(values are not adjusted for Aimco’s ownership unless indicated)
(unaudited)

				Cost in Millions					Redevelopment Timeline				Number of Units
				Total	Inception	Year to	Year to
				Expected	to Date	Date	Date
		Ownership	Number of	Spend at	Spend at	Spend at	Spend at	Expected		Construction	Construction				Out of
Property	City, State	%	Units	100%	100%	100%	AIV%	FCF Yield	Acquisition	Start	Complete	Stabilization	Completed	Leased (1)	Service (2)
Redevelopment - Major Project Detail
Flamingo South Beach Belmont Place	Miami Beach, FL Marietta, GA	77.0% 57.2%	1,688 326	$283.4 32.2	$278.1 13.0	$8.4 10.8	$6.5 6.2	6% 9%	Q3 1997 Q2 1998	Q3 1997 Q4 2003	Q1 2004 Q2 2005	Q2 2005 Q2 2006	1,682 -	1,220 31	6 326

		Subtotal	2,014	$315.6	$291.1	$19.2	$12.7						1,682	1,251	332
Redevelopment - Other Projects
Conventional	20 properties		9,988	$186.5	$92.3	$17.2	$15.7
Affordable	11 properties		2,416	91.9	45.2	26.6	7.3
Other Redevelopment						17.3	14.9

		Subtotal	12,404	$278.4	$137.5	$61.1	$37.9

		Total	14,418	$594.0	$428.6	$80.3	$50.6

(1)	Leased units include pre-leased (31 units at Belmont Place are pre-leased and not occupied).

(2)	Out of service units include those units that have not been turned over to property operations by the redevelopment group.

Supplemental Schedule 11

Apartment Unit Summary
As of September 30, 2004
(unaudited)

			Aimco's	Aimco's
	Total	Total	Effective	Average
	# Properties	# Units	# Units	Ownership %
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	204	60,826	60,826	100%
Partially-owned Consolidated Core Properties	144	46,301	27,690	60%
Partially-owned Unconsolidated Core Properties	31	7,446	2,860	38%

Sub-total Core Properties	379	114,573	91,376	79%

Wholly-owned Consolidated Non-Core Properties	126	29,034	29,034	100%
Partially-owned Consolidated Non-Core Properties	71	18,410	12,147	66%
Partially-owned Unconsolidated Non-Core Properties	35	7,145	2,286	32%

Sub-total Non-Core Properties	232	54,589	43,467	80%

Total	611	169,162	134,843	80%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	82	11,127	11,127	100%
Partially-owned Consolidated Properties	66	7,202	3,891	54%
Partially-owned Unconsolidated Properties	305	36,883	6,284	17%

Total	453	55,212	21,302	39%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	412	100,987	100,987	100%
Partially-owned Consolidated Properties	281	71,913	43,728	61%
Partially-owned Unconsolidated Properties	371	51,474	11,430	22%

Total	1,064	224,374	156,145	70%

Management Contracts:
Property Managed for Third Parties	73	8,191
Asset-Managed for Third Parties	34	5,228
Asset-Managed (indirect ownership)	375	34,066

Total	482	47,485

Total Portfolio	1,546	271,859